Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-278184 and 333-278184-02

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities and neither is soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated June 9, 2025

PROSPECTUS SUPPLEMENT

(To prospectus dated March 22, 2024)

NextEra Energy Capital Holdings, Inc.

C$

C$     % Debentures, Series due     , 2030

C$     % Debentures, Series due     , 2035

The Debentures will be Absolutely, Irrevocably and

Unconditionally Guaranteed by

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc. (“NEE Capital”) will pay interest semi-annually on the  % Debentures, Series due     , 2030 (the “2030 Debentures”) and the  % Debentures, Series due     , 2035 (the “2035 Debentures” and together with the 2030 Debentures, the “Debentures”) on      and      of each year, beginning     ,     . NEE Capital, at its option, may redeem some or all of the Debentures of each series, at any time and from time to time, at the redemption prices discussed under “Certain Terms of the Debentures—Optional Redemption” beginning on page S-13 of this prospectus supplement. In addition, if certain events occur involving changes in United States taxation, NEE Capital, at its option, may redeem the Debentures of each series, in whole but not in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest thereon, if any, to but excluding the redemption date. See “Certain Terms of the Debentures—Redemption for Tax Event” on page S-16 of this prospectus supplement. Furthermore, if a Tax Credit Event (as defined in “Certain Terms of the Debentures—Redemption for Tax Credit Event”) occurs, NEE Capital, at its option, may redeem the Debentures of each series, in whole but not in part, at a redemption price equal to 101% of their principal amount, plus accrued and unpaid interest thereon, if any, to but excluding the redemption date. See “Certain Terms of the Debentures—Redemption for Tax Credit Event” beginning on page S-16 of this prospectus supplement.

NEE Capital’s corporate parent, NextEra Energy, Inc. (“NEE”), has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the Debentures. The Debentures and the guarantee are unsecured and unsubordinated and rank equally with other unsecured and unsubordinated indebtedness from time to time outstanding of NEE Capital and NEE, respectively. NEE Capital does not intend to apply to list the Debentures on a securities exchange.

See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about certain factors you should consider before making an investment in the Debentures.

Neither the Securities and Exchange Commission nor any other securities commission in any jurisdiction has approved or disapproved of the Debentures or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public			Underwriting Discount			Proceeds to NEE Capital before expenses
	Per Debenture		Total	Per Debenture		Total	Per Debenture		Total
Per 2030 Debenture		%	C$		%	C$		%	C$
Per 2035 Debenture		%	C$		%	C$		%	C$

In addition to the Price to Public set forth above, each purchaser will pay an amount equal to the interest, if any, accrued on the Debentures from the date that the Debentures are originally issued to the date that they are delivered to that purchaser.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Debentures should not be purchased, held or otherwise acquired by, a “prohibited foreign entity” as defined in proposed Section 7701(a)(51) of the Internal Revenue Code of 1986, as amended, as set forth in the “One, Big, Beautiful Bill Act” passed by the U.S. House of Representatives on May 22, 2025 (or any similar measure or law as finally enacted).

The Debentures are expected to be ready for delivery in book-entry only form through the facilities of CDS Clearing and Depository Services Inc. (“CDS”) for the accounts of its participants on or about June   , 2025. Investors may hold their Debentures outside Canada through Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”).

Joint Book-Running Managers

BMO Capital Markets	CIBC Capital Markets	RBC Capital Markets	Scotiabank	TD Securities

The date of this prospectus supplement is June  , 2025.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from NEE Capital, NEE or the underwriters specifying the final terms of the offering. None of NEE Capital, NEE or the underwriters have authorized anyone else to provide you with additional or different information. None of NEE Capital, NEE or the underwriters are making an offer of the Debentures in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Prospectus Supplement

Prospectus

S-i

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements should be read with the cautionary statements in the accompanying prospectus under the heading “Forward-Looking Statements” and the important factors discussed in this prospectus supplement and in the incorporated documents. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “Risk Factors” section beginning on page S-6 of this prospectus supplement to determine whether an investment in the Debentures is appropriate for you.

References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the lawful currency of the United States and references to “C$” and “Canadian dollars” are to the lawful currency of Canada.

NEE CAPITAL

The information in this section supplements the information in the “NEE Capital” section on page 2 of the accompanying prospectus.

NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than Florida Power & Light Company (“FPL”) and FPL’s subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NEE.

NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

NEE

The information in this section supplements the information in the “NEE” section on page 2 of the accompanying prospectus.

NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through its wholly-owned subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC and NextEra Energy Transmission, LLC (collectively “NEER”). FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER currently owns, develops, constructs, manages and operates electric generation facilities in wholesale energy markets in the U.S. and Canada. NEER produces the majority of its energy from clean and renewable sources, including wind and solar. In addition, NEER develops and constructs battery storage projects and also owns, develops, constructs and operates rate-regulated transmission facilities in North America, and transmission lines that connect its electric generation facilities to the electric grid. NEER also engages in energy-related commodity marketing and trading activities and participates in natural gas, natural gas liquids and oil production and in pipeline infrastructure construction, management and operations.

NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

THE OFFERING

Issuer	NextEra Energy Capital Holdings, Inc.

Guarantor	NextEra Energy, Inc.

Debentures Offered	C$ % Debentures, Series due , 2030. C$ % Debentures, Series due , 2035.

Maturity	The 2030 Debentures will mature on , 2030.

The 2035 Debentures will mature on     , 2035.

Interest Rate	The 2030 Debentures will bear interest at the rate of % per year. The 2035 Debentures will bear interest at the rate of % per year.

Interest Payment Dates	Interest on the Debentures will be payable semi-annually on and of each year, beginning , .

Currency of Payment

All payments of principal, interest and premium, if any, or any Additional Amounts (as defined under “Certain Terms of the Debentures—Payments of Additional Amounts”) in respect of each series of the Debentures, including payments made upon any redemption of the Debentures, will be payable in Canadian dollars. If Canadian dollars are unavailable to NEE Capital due to the imposition of exchange controls or other circumstances beyond NEE Capital’s control, then all payments in respect of the Debentures will be made in U.S. dollars until Canadian dollars are again available to NEE Capital. See “Certain Terms of the Debentures—Issuance in Canadian Dollars; Payment on the Debentures.”

Optional Redemption	NEE Capital, at its option, may redeem some or all of the Debentures of each series, in whole or in part, at any time and from time to time prior to:

•	, 2030 (one month prior to the maturity date of the 2030 Debentures) (the “2030 Debentures Par Call Date”), with respect to the 2030 Debentures, and

•

    , 2035 (three months prior to the maturity date of the 2035 Debentures) (the “2035 Debentures Par Call Date”, and together with the 2030 Debentures Par Call Date, sometimes referred to as a “Par Call Date”), with respect to the 2035 Debentures, at a redemption price equal to the greater of:

•	100% of the principal amount of the Debentures to be redeemed; and

•	the price, in respect of the principal amount of the Debentures to be redeemed, calculated by NEE Capital as of the third business day prior to the redemption date of such Debentures, equal to the sum of the present values of the remaining scheduled payments of principal of and interest on each such Debenture that would be due after the related redemption date if such Debenture were redeemed on the applicable Par Call Date (which, for the avoidance of doubt, shall not include any portion of such payments of interest accrued as of the date of redemption; if the redemption date is not an interest payment date with respect to a Debenture, the amount of the next succeeding scheduled interest payment on each Debenture will be reduced by the amount of interest accrued on such Debenture to but excluding the redemption date) using a discount rate equal to the Government of Canada Yield (as defined herein) on such business day plus

•	basis points with respect to the 2030 Debentures and

•	basis points with respect to the 2035 Debentures;

plus, in either case, accrued and unpaid interest, if any, thereon to but excluding the redemption date.

On or after the applicable Par Call Date, NEE Capital, at its option, may redeem the applicable series of Debentures in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest on the Debentures to be redeemed to but excluding the date of redemption.

Additional Amounts	NEE Capital will, subject to certain exceptions and limitations, pay such additional amounts on the Debentures, in respect of any required withholding or deduction for any present or future tax, duty, assessment or other governmental charge imposed by the United States (or any political subdivision or taxing authority of or in the United States), as will result in the receipt by each beneficial owner of a 2030 Debenture or a 2035 Debenture, as applicable, that is not a U.S. Person (as defined under “Certain Terms of the Debentures—Payment of Additional Amounts”) of such amounts as would have been received had no such withholding or deduction been required. See “Certain Terms of the Debentures—Payment of Additional Amounts.”

Redemption for Tax Event	NEE Capital may redeem the 2030 Debentures or the 2035 Debentures, as applicable, at its option, in whole, but not in part, in the event of certain changes in the tax laws of the United States (or any political subdivision or taxing authority of or in the United States) that would require NEE Capital to pay Additional Amounts with respect to the 2030 Debentures or the 2035 Debentures, as applicable. A redemption of Debentures for this reason would be at a redemption price equal to 100% of the principal amount of such applicable series of Debentures to be redeemed, together with accrued and unpaid interest thereon to but excluding the date fixed for redemption of such series of Debentures. See “Certain Terms of the Debentures—Redemption for Tax Event.”

Redemption for Tax Credit Event	NEE Capital may redeem the 2030 Debentures or the 2035 Debentures, as applicable, at its option, in whole, but not in part, if a Tax Credit Event occurs. A redemption of Debentures for this reason would be at a redemption price equal to 101% of the principal amount of such applicable series of Debentures to be redeemed, together with accrued and unpaid interest thereon to but excluding the date fixed for redemption of such series of Debentures. See “Certain Terms of the Debentures—Redemption for Tax Credit Event.”

Guarantee and Ranking	NEE Capital’s corporate parent, NEE, has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the Debentures. The Debentures and the guarantee are unsecured and unsubordinated and rank equally with other unsecured and unsubordinated indebtedness from time to time outstanding of NEE Capital and NEE, respectively. See “Description of NEE Guarantee of NEE Capital Senior Debt Securities” in the accompanying prospectus.

Denominations	The Debentures will be issued in minimum denominations of C$2,000 and integral multiples of C$1,000 in excess thereof.

Use of Proceeds	NEE Capital will add the net proceeds from the sale of the Debentures to its general funds. NEE Capital intends to use its general funds to fund investments in energy and power projects and for other general corporate purposes, including the repayment of a portion of NEE Capital’s outstanding commercial paper obligations and prefunding the refinancing of a portion of NEE Capital’s debentures maturing in 2025.

Book-Entry Form	The Debentures will be issued in the form of one or more Global Debentures (as defined herein) deposited with CDS and registered in the name of CDS & Co., as nominee for CDS. Registration of interests in and transfers of the Debentures will be made only through the book-entry only system of CDS, and beneficial owners of the Debentures will only receive a customer confirmation of purchase from the underwriter or the registered dealer from which the Debentures are purchased. Investors may hold their Debentures outside Canada through Clearstream and Euroclear, as operator of the Euroclear System, if they are participants in these systems or indirectly through organizations which are participants in these systems. For a description of certain factors relating to clearance and settlement, see “Certain Terms of the Debentures—Form, Denomination and Book-Entry.”

Governing Law	The State of New York.

Indenture Trustee	The Bank of New York Mellon.

Paying Agent and Security Registrar	NEE Capital has appointed Computershare Advantage Trust of Canada as the paying agent and security registrar with respect to the Debentures. See “Certain Terms of the Debentures—Paying Agent and Security Registrar.”

No Listing	Each series of the Debentures is a new issue of securities with no established trading market. NEE Capital does not intend to apply for listing of either series of the Debentures on a securities exchange. NEE Capital cannot give any assurance as to the maintenance of any trading market for, or the liquidity of, either series of the Debentures.

Risk Factors	Before purchasing the Debentures, investors should carefully consider the discussion of risks in “Risk Factors” beginning on page S-6 of this prospectus supplement together with the risk factors and other information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus in order to evaluate an investment in the Debentures.

Recent Developments

In May 2025, NEE along with certain current and former executives and directors were named as defendants in two purported shareholder derivative actions filed in the 15th Judicial Circuit in Palm Beach County, Florida and the United States District Court for the Southern District of Florida by certain purported shareholders who had previously issued demand letters to NEE. The actions are seeking unspecified damages allegedly resulting from, among other things, breaches of fiduciary duties purporting to relate to alleged campaign finance law violations and associated matters. NEE is vigorously defending against the claims in these proceedings.

RISK FACTORS

The information in this section supplements the information in the “Risk Factors” section on page 2 of the accompanying prospectus. Please read these two sections together.

Before purchasing the Debentures, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus in order to evaluate an investment in the Debentures.

Risks Relating to NEE’s and NEE Capital’s Business

Investors should carefully consider the information under “Item 1A. Risk Factors” in NEE’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to the Debentures

Investors in the Debentures may be subject to certain risks relating to the Canadian dollar, including the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls.

The initial investors in the Debentures will be required to pay for the Debentures in Canadian dollars. None of NEE Capital, NEE, the underwriters or any paying agent will be obligated to assist the investors purchasing Debentures in the offering in obtaining Canadian dollars or in converting other currencies into Canadian dollars to facilitate the payment of the purchase price for the Debentures. All payments of principal, interest and premium, if any, or any Additional Amounts with respect to the Debentures, including payments made upon any redemption pursuant to the terms of each such series of the Debentures, will be made in Canadian dollars except in limited circumstances. See “Certain Terms of the Debentures—Issuance in Canadian Dollars; Payment on the Debentures.” An investment in the Debentures by a holder whose home currency is not the Canadian dollar entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. These risks may include the possibility of:

•	significant changes in rates of exchange between the Canadian dollar and the investor’s home currency;

•	the imposition or modification of foreign exchange controls with respect to the Canadian dollar or the investor’s home currency; and

•	the possibility of tax consequences for the holder as a result of any foreign exchange gains resulting from an investment in the Debentures.

NEE Capital has no control over a number of factors affecting the Debentures and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, tariffs, the aggregate amount of a national government’s outstanding debt, and the extent of governmental surpluses or deficits in various countries. In addition, increases in prevailing interest rates could have an adverse effect on the trading prices of a series of the Debentures. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, current global economic conditions and the actions taken or to be taken by various national governments in response to such conditions could significantly affect the exchange rates between the Canadian dollar and the investor’s home currency.

In the past, rates of exchange for certain currencies, including the Canadian dollar, have been highly volatile, and each holder should be aware that such volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of a series of the Debentures. Depreciation of the Canadian dollar against the holder’s home currency could result in a decrease in the effective yield of the Debentures of a series below the interest rate, and, in certain circumstances, could result in a loss to the holder. Appreciation of the Canadian dollar in relation to the holder’s home currency could have the opposite effect.

Canada may, in the future, impose exchange controls and/or modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of Canadian dollars at the time of payment of principal, interest, premium, if any, and Additional Amounts, if any, with respect to a series of the Debentures, including payments made upon any redemption pursuant to the terms of a series of the Debentures.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the Debentures, that are denominated or payable in a currency other than an investor’s home currency. Investors should consult their own financial, legal and tax advisors as to the risks involved in an investment in the Debentures.

If, as permitted by the Debentures, NEE Capital makes payments in U.S. dollars, you will be exposed to significant risks if your home currency is not U.S. dollars.

All payments of principal, interest, premium, if any, and Additional Amounts, if any, with respect to the Debentures, including payments made upon any redemption pursuant to the terms of the Debentures, will be payable in Canadian dollars. If Canadian dollars are unavailable to NEE Capital due to the imposition of exchange controls or other circumstances beyond NEE Capital’s control, then all payments in respect of each series of the Debentures will be made in U.S. dollars until Canadian dollars are again available to NEE Capital. The amount payable on any date in Canadian dollars will be converted by NEE Capital and NEE into U.S. dollars at a rate determined pursuant to the procedures set forth in “Certain Terms of the Debentures—Issuance in Canadian Dollars; Payment on the Debentures.” If your home currency is not U.S. dollars, any such payment will expose you to the risks described above under “—Investors in the Debentures may be subject to certain risks relating to the Canadian dollar, including the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls.” Any payment in respect of the Debentures of a series so made in U.S. dollars will not constitute a default under such series of the Debentures or the indenture, dated as of June 1, 1999, as amended, referred to in this prospectus supplement as the “Indenture,” between NEE Capital and The Bank of New York Mellon, as indenture trustee, and referred to in this prospectus supplement as the “Indenture Trustee.” There can be no assurance that the exchange rate applicable to the Debentures will be as favorable to holders of the Debentures as the exchange rates that may otherwise be available to holders at the applicable time of conversion. The potential developments regarding the availability of Canadian dollars and the possible conversion of amounts payable into U.S. dollars, or market perceptions concerning these and related issues, could adversely affect the value of the Debentures. Investors will be subject to foreign exchange risks as to payment of principal and interest that may have important economic and tax consequences for them.

In a lawsuit for payment on the Debentures, an investor may bear currency exchange risk.

The Indenture is, and the Debentures will be, governed by the laws of the State of New York. U.S. federal or state courts rendering a judgment on the Debentures may be unable to enter judgment in any currency except in U.S. dollars. Accordingly, in a lawsuit for payment of the Debentures, investors may bear currency exchange risk, which could be material.

NEE Capital may redeem each series of Debentures as a result of a Tax Event or if a Tax Credit Event occurs.

NEE Capital may redeem each series of Debentures, at its option, in whole, but not in part, if, as a result of a Tax Event (as defined below), NEE Capital becomes or, based upon its receipt of a written opinion of independent counsel selected by NEE Capital, there is a material probability that NEE Capital will become, obligated to pay Additional Amounts (as defined below). A redemption of one or both series of the Debentures for this reason would be at a redemption price equal to 100% of their principal amount, together with accrued but unpaid interest, if any, thereon to but excluding the date fixed for redemption.

NEE Capital may also redeem each series of Debentures, at its option, in whole, but not in part, if a Tax Credit Event occurs. A “Tax Credit Event” occurs with respect to a series of Debentures if, in the reasonable determination of NEE Capital or NEE, interest payable by NEE Capital on such series of the Debentures would result in material risk that NEE Capital, NEE, or any of their respective affiliates would be unable to utilize any renewable energy tax credits or other tax credits otherwise allowed under Section 38 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”), or cause any recapture of any such tax credits, due to restrictions on payments to “prohibited foreign entities” as defined in proposed Section 7701(a)(51) of the Code as set forth in the “One, Big, Beautiful Bill Act” passed by the U.S. House of Representatives on May 22, 2025 (or any similar measure or law as finally enacted). “Prohibited foreign entities” is defined to mean “specified foreign entities” and “foreign-influenced entities”, each as further defined in proposed Section 7701(a)(51) of the Code, and includes, among other entities, the governments of China, Iran, North Korea or Russia, a citizen or resident of such countries, an entity organized under the laws of, or having its principal place of business in, such countries, or an entity controlled by any of the above, including subsidiaries, measured by more than 50% ownership of stock in a corporation, profits interests or capital interests in a partnership, or other beneficial interest in the entity. A redemption of one or more series of the Debentures for this reason would be at a redemption price equal to 101% of their principal amount, together with accrued but unpaid interest, if any, thereon to but excluding the date fixed for redemption. It is uncertain whether proposed Section 7701(a)(51) of the Code (or any similar measure or law) will be included (in its current form or at all) in any legislation that may be enacted.

If NEE Capital elects to redeem either series of the Debentures as a result of a Tax Event or if a Tax Credit Event occurs, such redemption may adversely affect your anticipated return. NEE Capital may exercise such redemption right when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the Debentures that are redeemed.

See “Certain Terms of the Debentures—Redemption for Tax Event” and “Certain Terms of the Debentures—Redemption for Tax Credit Event.”

CURRENCY CONVERSION

All payments of principal, interest, premium, if any, and Additional Amounts, if any, with respect to a series of the Debentures, including payments made upon any redemption pursuant to the terms of the Debentures, will be payable in Canadian dollars. Notwithstanding anything to the contrary set forth in this prospectus supplement or the accompanying prospectus, if Canadian dollars are unavailable to NEE Capital due to the imposition of exchange controls or other circumstances beyond NEE Capital’s control, then all payments in respect of the Debentures will be made in U.S. dollars until Canadian dollars are again available to NEE Capital. In such circumstances, the amount payable on any date in Canadian dollars will be converted by NEE Capital into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day (as defined herein) prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/Canadian dollar exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in NEE Capital’s sole discretion on the basis of the most recently available market exchange rate for Canadian dollars. See “Certain Terms of the Debentures—Issuance in Canadian Dollars; Payment on the Debentures.” Any payment in respect of the Debentures of a series so made in U.S. dollars will not constitute a default under such series of the Debentures or the Indenture. Neither the Indenture Trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Investors will be subject to foreign exchange risks as to payments of principal, interest, premium, if any, and Additional Amounts, if any, with respect to the Debentures, including payments made upon any redemption pursuant to the terms of the Debentures, that may have important economic and tax consequences to them. See “Risk Factors.” You should consult your own financial, legal and tax advisors as to the risks involved in an investment in the Debentures.

As of June  , 2025, the U.S. dollar/Canadian dollar exchange rate was $1.00 = C$    , as announced by     .

Any information provided in this prospectus supplement concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

USE OF PROCEEDS

The information in this section supplements the information in the “Use of Proceeds” section on page 3 of the accompanying prospectus. Please read these two sections together.

NEE Capital will add the net proceeds from the sale of the Debentures, which are expected to be approximately C$    billion (after deducting underwriting discounts and other offering expenses), to its general funds. NEE Capital intends to use its general funds to fund investments in energy and power projects and for other general corporate purposes, including the repayment of a portion of NEE Capital’s outstanding commercial paper obligations and prefunding the refinancing of a portion of NEE Capital’s debentures maturing in 2025. As of June 6, 2025, NEE Capital had approximately $2.98 billion of outstanding commercial paper obligations, which had maturities of up to 55 days and which had annual interest rates ranging from 4.64% to 4.71%. In addition, as of the same day, NEE Capital had two series of debentures maturing in 2025 that were outstanding in the aggregate principal amount of $3 billion with a weighted-average annual interest rate of approximately 5.32%. NEE Capital will temporarily invest in short-term instruments any proceeds that are not immediately used for these purposes.

CONSOLIDATED CAPITALIZATION OF NEE AND SUBSIDIARIES

The following table shows NEE’s consolidated capitalization as of March 31, 2025, and as adjusted to reflect the issuance of the Debentures and the other transactions described below. This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

		Adjusted(a)
	March 31, 2025	Amount	Percent
	(In Millions)
Total common shareholders’ equity	$49,812	$	%
Noncontrolling interests	10,493

Total equity	60,305
Redeemable noncontrolling interests	61
Long-term debt (excluding current maturities)	79,814

Total capitalization	$140,180	$	100.0%

(a)

To give effect only to (i) the issuance of the Debentures offered by this prospectus supplement (presenting the U.S. dollar equivalent of the principal amount of the Debentures being offered by this prospectus supplement and the accompanying prospectus using the U.S. dollar/Canadian dollar exchange rate of $1.00 = C$    as of June  , 2025, as announced by     ), (ii) the borrowing by a subsidiary of NEE Capital of $36 million in April 2025 under a revolving credit facility maturing in April 2030, and (iii) the issuance in May 2025 by NEE Capital of $875 million principal amount of junior subordinated debentures due June 2085 (the “Junior Subordinated Debentures”). Adjusted amounts do not reflect the addition of any premiums or deduction of any discounts or debt issuance costs in connection with the issuance of the Debentures or the Junior Subordinated Debentures. Adjusted amounts also do not reflect any possible additional borrowings or issuance and sale of additional securities by NEE and its subsidiaries, including NEE Capital, from time to time after the date of this prospectus supplement.

CERTAIN TERMS OF THE DEBENTURES

The information in this section supplements the information in the “Description of NEE Capital Senior Debt Securities” section beginning on page 18 of the accompanying prospectus. Please read these two sections together.

General. NEE Capital will issue each series of the Debentures under the Indenture. Officer’s certificates will supplement the Indenture and create the specific terms of each series of the Debentures. Under the Indenture, NEE Capital may issue an unlimited amount of additional debt securities. The Indenture does not limit the aggregate amount of indebtedness that NEE Capital and its subsidiaries may issue, guarantee or otherwise incur. The Guarantee Agreement referred to below under “—Mandatory Redemption” does not limit the aggregate amount of indebtedness that NEE and its subsidiaries may issue, guarantee or otherwise incur.

The Debentures will be initially issued as follows:

•	the 2030 Debentures will initially be issued in the principal amount of C$ and

•	the 2035 Debentures will initially be issued in the principal amount of C$ .

The Debentures will be issued in minimum denominations of  C$2,000 and integral multiples of C$1,000 in excess thereof.

NEE Capital’s corporate parent, NEE, has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the Debentures. The Debentures and the guarantee are unsecured and unsubordinated and rank equally with other unsecured and unsubordinated indebtedness from time to time outstanding of NEE Capital and NEE, respectively. See “Description of NEE Guarantee of NEE Capital Senior Debt Securities” in the accompanying prospectus.

Paying Agent and Security Registrar. Computershare Advantage Trust of Canada will initially be the paying agent and security registrar for the Debentures. All transactions to be handled by the security registrar will be handled at an office designated by NEE Capital. NEE Capital has initially designated the corporate trust office of Computershare Advantage Trust of Canada located at 88A East Beaver Creek Road, Richmond Hill, Ontario, L4B 4A8 Canada, as that office. In addition, holders of the Debentures should address any notices to NEE Capital regarding the Debentures to that office. NEE Capital will notify holders of the Debentures of any change in the location of that office.

All transactions to be handled by the Indenture Trustee will be handled at an office in New York City designated by NEE Capital. NEE Capital has initially designated the corporate trust office of the Indenture Trustee as that office. In addition, holders of the Debentures should address any notices to the Indenture Trustee regarding the Debentures to that office. NEE Capital will notify holders of the Debentures of any change in the location of that office.

Interest and Payment. NEE Capital will pay interest semi-annually:

•	on the 2030 Debentures at the rate of % per year and

•	on the 2035 Debentures at the rate of % per year.

The Debentures will mature as follows:

•	the 2030 Debentures will mature on , 2030 and

•	the 2035 Debentures will mature on , 2035.

NEE Capital will pay interest on the Debentures of each series on      and      of each year, each such date referred to as an “Interest Payment Date,” until maturity or earlier redemption of such series. The first Interest Payment Date will be     ,     . The record date for interest payable on any Interest

Payment Date shall be the close of business on      and     , as the case may be, (whether or not a business day (as defined below)) next preceding such Interest Payment Date. Interest on the Debentures of each series will accrue from and including the date of original issuance to but excluding the first Interest Payment Date. Starting on the first Interest Payment Date, interest on each Debenture will accrue from and including the last Interest Payment Date to which NEE Capital has paid, or duly provided for the payment of, interest on that Debenture to but excluding the next succeeding Interest Payment Date. No interest or other payment will accrue on a Debenture for the day that the Debenture matures. The amount of interest payable on a Debenture for any period will be computed (1) for a full semiannual period on the basis of a 360-day year consisting of twelve 30-day months and (2) for an interest period that is not a full semiannual period on the basis of a 365-day year and the actual number of days in such interest period. If any date on which interest, principal or premium, if any, is payable on the Debentures falls on a day that is not a business day, then payment of the interest, principal or premium payable on that date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of such delay. Solely for the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated. A “business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City, New York, United States of America or Toronto, Ontario, Canada, or the relevant place of payment are generally authorized or required by law or executive order to remain closed.

Issuance in Canadian Dollars; Payment on the Debentures. Investors purchasing Debentures in the offering will be required to pay for the Debentures in Canadian dollars, and all payments of principal, interest, premium, if any, or any Additional Amounts with respect to the Debentures, including payments made upon any redemption pursuant to the terms of the Debentures, will be payable in Canadian dollars. Notwithstanding anything to the contrary set forth in this prospectus supplement or the accompanying prospectus, if Canadian dollars are unavailable to NEE Capital due to the imposition of exchange controls or other circumstances beyond NEE Capital’s control, then all payments in respect of each series of the Debentures will be made in U.S. dollars until Canadian dollars are again available to NEE Capital. In such circumstances, the amount payable on any date in Canadian dollars will be converted into U.S. dollars by NEE Capital at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/Canadian dollar exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in NEE Capital’s sole discretion on the basis of the most recently available market exchange rate for Canadian dollars. Any payment in respect of the Debentures of a series so made in U.S. dollars will not constitute a default under such series of the Debentures or the Indenture. Neither the Indenture Trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Investors purchasing Debentures in the offering will be subject to foreign exchange risks as to such payments that may have important economic and tax consequences to them. See “Risk Factors.”

In the event of an official redenomination of the Canadian dollar, the obligations with respect to payments on the Debentures immediately following such redenomination shall be regarded as providing for the payment of that amount of Canadian dollars representing the amount of such obligations immediately before such redenomination. The Debentures do not provide for any adjustment to any amount payable under the Debentures as a result of any change in the value of the Canadian dollar relative to any other currency due solely to fluctuations in exchange rates.

All determinations referred to above made by NEE Capital will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the Debentures.

Optional Redemption. NEE Capital may redeem some or all of the Debentures of each series, at its option, at any time and from time to time (each a “redemption date”).

Prior to

•	the 2030 Debentures Par Call Date with respect to the 2030 Debentures and

•	the 2035 Debentures Par Call Date with respect to the 2035 Debentures,

NEE Capital may redeem the 2030 Debentures or the 2035 Debentures, as applicable, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2030 Debentures or the 2035 Debentures, as applicable, to be redeemed; and

•	the Canada Yield Price of the applicable Debentures to be redeemed,

plus, in either case, accrued and unpaid interest, if any, thereon to but excluding the applicable redemption date. On or after the 2030 Debentures Par Call Date or the 2035 Debentures Par Call Date, as applicable, NEE Capital may redeem the 2030 Debentures or the 2035 Debentures, as applicable, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Debentures of the applicable series to be redeemed plus accrued and unpaid interest, if any, thereon to but excluding the redemption date. If a Debenture is redeemed on or after a record date for Debentures but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the holder of record as of such record date.

“Canada Yield Price” means, in respect of any Debentures being redeemed, the price, in respect of the principal amount of the Debentures, calculated by NEE Capital as of the third business day prior to the redemption date of such Debentures, equal to the sum of the present values of the Remaining Scheduled Payments (which, for the avoidance of doubt, shall not include any portion of such payments of interest accrued as of the date of redemption) using a discount rate equal to the Government of Canada Yield on such business day plus

•	basis points with respect to the 2030 Debentures and

•	basis points with respect to the 2035 Debentures.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by NEE Capital, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the applicable Par Call Date.

“Remaining Scheduled Payments” means, with respect to each 2030 Debenture or 2035 Debenture, as applicable, to be redeemed, the remaining scheduled payments of principal of and interest on each such Debenture that would be due after the related redemption date if such Debenture were redeemed on the applicable Par Call Date. If the applicable redemption date is not an interest payment date with respect to such Debenture, the amount of the next succeeding scheduled interest payment on each such Debenture will be reduced by the amount of interest accrued on such Debenture to but excluding the applicable redemption date.

The Debentures of each series are also subject to redemption prior to their applicable stated maturity if certain changes in the tax laws of the United States (or any political subdivision or taxing authority of or in the United States) occur. If such changes occur, the Debentures of each series may be redeemed at a redemption price of 100% of their principal amount, together with accrued and unpaid interest on the Debentures of such series to but excluding the date fixed for redemption of such series. See “—Redemption for Tax Event.” The Debentures of each series are also further subject to redemption prior to their applicable stated maturity if a Tax Credit Event occurs. If a Tax Credit Event occurs, the Debentures of each series may be redeemed at a redemption price of 101% of their principal amount, together with accrued and unpaid interest on the Debentures of such series to but excluding the date fixed for redemption of such series. See “—Redemption for Tax Credit Event.”

NEE Capital’s actions and determinations in determining the applicable redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Indenture Trustee shall have no duty to determine, or to verify NEE Capital’s calculations of, the applicable redemption price.

Subject to the following sentence, the Debentures will be redeemable upon notice from NEE Capital at least 30 days but no more than 60 days prior to the applicable redemption date. NEE Capital has reserved the right to amend the Indenture without any consent, vote or other action of the holders of any debt securities issued under the Indenture after December 1, 2021, including the Debentures, to provide that notice of any redemption shall be given in the manner provided in the Indenture to the holders of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date of redemption.

If NEE Capital at any time elects to redeem some but not all of the Debentures of a particular series, the security registrar will select the particular Debentures to be redeemed by lot. However, if the Debentures of such series are represented by a Global Debenture registered in the name of CDS & Co. as nominee for CDS, then selection of the Debentures of that series for redemption will be made in compliance with the applicable procedures of CDS.

If, at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the redemption date and such notice of redemption shall be of no force or effect unless such moneys are received.

Unless NEE Capital defaults in payment of the redemption price, interest will cease to accrue on the Debentures or portions thereof called for redemption from and after the applicable redemption date.

Payment of Additional Amounts. All payments of principal, interest, and premium, if any, in respect of each series of the Debentures will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by the United States (as defined below) or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

In the event such withholding or deduction of Taxes is required by law, NEE Capital will, subject to the exceptions and limitations described below, pay such additional amounts (“Additional Amounts”) on the applicable series of Debentures as will result in the receipt by each beneficial owner of such Debenture that is not a U.S. Person of such amounts (after all such withholding or deduction, including any Tax imposed on any Additional Amounts so paid) as would have been received by such beneficial owner had no such withholding or deduction been required. NEE Capital will not be required, however, to make any payment of Additional Amounts for or on account of:

(1)	any Taxes that would not have been imposed, withheld or deducted but for:

(a)

the existence of any present or former connection (other than a connection arising solely from the ownership of those Debentures or the receipt of payments in respect of those Debentures) between a holder of a Debenture (or the beneficial owner for whose benefit such holder holds such

Debenture), or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or possessor of a power over, such holder or beneficial owner (if that holder or beneficial owner is an estate, trust, a limited liability company, partnership, corporation or similar entity) and the United States, including, without limitation, such holder or beneficial owner, or such fiduciary, settlor, beneficiary, member, shareholder, other equity owner or possessor, (i) being or having been (or being treated as or having been treated as) a citizen or resident or treated as a resident of the United States, (ii) being or having been engaged in trade or business or present in the United States or (iii) having or having had (or being treated as having or being treated as having had) a permanent establishment in the United States or having been incorporated therein;

(b)

the presentation of a Debenture for payment on a date more than 10 days after the later of (i) the date on which such payment became due and payable and (ii) the date on which payment is duly provided for; or

(c)

the failure of a beneficial owner or any holder of the Debentures to comply with any applicable certification, information, documentation or other reporting requirement requested by NEE Capital or its agents concerning the nationality, residence, identity or connections with the United States of such beneficial owner or holder of the Debentures or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide an applicable Internal Revenue Service (“IRS”) Form W-8, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(2)	any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar Taxes;

(3)

any Taxes imposed by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax-exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(4)	any Taxes which are payable by any method other than by withholding or deducting from payment of principal of or premium, if any, or interest on such Debentures;

(5)

any Taxes required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on, or the redemption price for, any Debenture if such payment can be made without withholding by at least one other paying agent;

(6)

any Taxes imposed, withheld or deducted on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code), (2) a controlled foreign corporation that is related to NEE Capital within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code;

(7)

any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;

(8)

any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any current or future regulations, official interpretations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(9)

any Taxes that are payable by a holder that is not the beneficial owner of the Debenture, or a portion of the Debenture, or that is a fiduciary, partnership, limited liability company or other similar entity, to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor, fiduciary or member received directly its beneficial or distributive share of the payment; or

(10)	any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9) above.

As used in this section, the term “United States” means the United States of America, the states thereof (including the District of Columbia) and any other political subdivision, territory or possession thereof, or taxing authority thereof or therein affecting taxation; and the term “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia) (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Redemption for Tax Event. If, as a result of a Tax Event (as defined below), NEE Capital becomes or, based upon its receipt of a written opinion of independent counsel selected by NEE Capital (which may be Morgan, Lewis & Bockius LLP or Squire Patton Boggs (US) LLP), there is a material probability that NEE Capital will become, obligated to pay Additional Amounts as described herein under “—Payment of Additional Amounts” with respect to a series of the Debentures; then, in each such case, NEE Capital may at its option redeem, in whole, but not in part, the 2030 Debentures or the 2035 Debentures, as applicable, upon notice provided as set forth under “—Optional Redemption,” at a redemption price equal to 100% of their principal amount, together with accrued but unpaid interest, if any, thereon to but excluding the date fixed for redemption. Unless NEE Capital defaults in payment of the redemption price upon the surrender of Debentures for redemption, on and after the date fixed for redemption, interest will cease to accrue on the Debentures called for redemption.

“Tax Event” means:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties, that is enacted or effective on or after the date of this prospectus supplement;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation, that is taken on or after the date of this prospectus supplement; or

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, that is enacted or effective on or after the date of this prospectus supplement.

Redemption for Tax Credit Event. If a Tax Credit Event (as defined below) occurs, then NEE Capital may at its option redeem, in whole, but not in part, the 2030 Debentures or the 2035 Debentures, as applicable, upon notice provided as set forth under “—Optional Redemption,” at a redemption price equal to 101% of their principal amount, together with accrued but unpaid interest, if any, thereon to but excluding the date fixed for redemption. Unless NEE Capital defaults in payment of the redemption price upon the surrender of Debentures for redemption, on and after the date fixed for redemption, interest will cease to accrue on the Debentures called for redemption.

A “Tax Credit Event” occurs with respect to a series of Debentures if, in the reasonable determination of NEE Capital or NEE, interest payable by NEE Capital on such series of the Debentures would result in material risk that NEE Capital, NEE, or any of their respective affiliates would be unable to utilize any tax credits otherwise allowed under Section 38 of the Code, or cause any recapture of any such tax credits, due to restrictions on payments to “prohibited foreign entities” as defined in proposed Section 7701(a)(51) of the Code as set forth in the “One, Big, Beautiful Bill Act” passed by the U.S. House of Representatives on May 22, 2025 (or any similar measure or law as finally enacted).

Mandatory Redemption. The following constitute “Guarantor Events” with respect to the Debentures:

•

the guarantee agreement, dated as of June 1, 1999, between NEE, as guarantor (the “guarantor”), and The Bank of New York Mellon, as guarantee trustee (the “Guarantee Agreement”), ceases to be in full force and effect;

•

a court issues a decree ordering or acknowledging the bankruptcy or insolvency of the guarantor, or appointing a custodian, receiver or other similar official for the guarantor, or ordering the winding up or liquidation of its affairs, and the decree remains in effect for 90 days; or

•

the guarantor seeks or consents to relief under federal or state bankruptcy or insolvency laws, or to the appointment of a custodian, receiver or other similar official for the guarantor, or makes an assignment for the benefit of its creditors, or admits in writing that it is bankrupt or insolvent.

NEE Capital shall, if a Guarantor Event occurs and is continuing, redeem all of the outstanding Debentures within 60 days after the occurrence of the Guarantor Event at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption unless, within 30 days after the occurrence of the Guarantor Event, S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. (if the outstanding Debentures of the applicable series are then rated by those rating agencies, or, if the outstanding Debentures of the applicable series are then rated by only one of those rating agencies, then such rating agency, or, if the outstanding Debentures of the applicable series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the outstanding Debentures of the applicable series is investment grade (i.e., in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).

If a Guarantor Event occurs and NEE Capital is not required to redeem the outstanding Debentures as described above, NEE Capital will provide to the Indenture Trustee and the holders of the outstanding Debentures annual and quarterly reports containing the information that NEE Capital would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of either of those Sections. If NEE Capital is, at that time, subject to the reporting requirements of either of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to either of those Sections will satisfy this requirement.

Events of Default. In addition to the events of default relating to any series of debt securities issued under the Indenture, as set forth under the “Description of NEE Capital Senior Debt Securities—Events of Default” section on page 24 of the accompanying prospectus, each of the following events will be an event of default under the Indenture with respect to each series of the Debentures:

(1)	the guarantor consolidates with or merges into any other entity or conveys, transfers or leases substantially all of its properties and assets to any entity, unless

(a)

the entity formed by such consolidation or into which the guarantor is merged, or the entity to which the guarantor conveys, transfers or leases substantially all of its properties and assets is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and expressly assumes the obligations of the guarantor under the Guarantee Agreement; and

(b)

immediately after giving effect to such transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture, shall have occurred and be continuing; or

(2)	NEE Capital fails to redeem any of the Debentures of the applicable series that it is required to redeem as described under “Certain Terms of the Debentures—Mandatory Redemption” above.

Book-Entry Only Issuance. NEE Capital has obtained the information in this section concerning CDS, Clearstream and Euroclear and their book-entry systems and procedures from sources that NEE Capital believes to be reliable, but NEE Capital takes no responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects NEE Capital’s understanding of the rules and procedures of CDS, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

The Debentures of each series will be initially issued in the form of one or more fully-registered, book-entry global Debentures (the “Global Debentures”) which will be deposited with, or on behalf of, CDS and registered, at the request of CDS, in the name of CDS & Co, as its nominee. The Debentures will settle in immediately available funds through CDS. You will not be permitted to withdraw the Debentures from CDS except in accordance with CDS’ rules and procedures, the terms of the Indenture and the terms of the applicable series of the Debentures. See “Certain Terms of the Debentures—Form, Denomination and Book-Entry”. You may hold interests in a Global Debenture through organizations that participate, directly or indirectly, in the CDS system.

For as long as the Debentures of a series are maintained in book-entry form at CDS, CDS or its nominee will be the registered holder of the Debentures of such series for all purposes and all payments on the Debentures will be made to CDS and payments to beneficial owners of the Debentures will be made in accordance with CDS’ procedures and the procedures of its participants. Consequently, you will need to look to CDS and its participants through which you own your interest in the Debentures for any payment or to exercise any rights in respect of each series of the Debentures. NEE Capital has no responsibility for the actions of CDS or its participants, and your ability to receive payments or exercise any rights in respect of the Debentures will be subject to their procedures.

CDS is Canada’s national securities depository, clearing and settlement hub, supporting Canada’s equity, fixed income and money markets. Functioning as a service utility for the Canadian financial community, CDS provides a wide variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants include banks, investment dealers and trust companies and may include certain of the underwriters. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS participant. Transfers of ownership and other interests in Debentures in CDS, including cash distributions, may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS is headquartered in Toronto and has offices in Montreal, Vancouver and Calgary. CDS is a subsidiary of The Canadian Depository for Securities Limited, part of TMX Group Limited. It is affiliated with CDS Inc., which provides services to the Canadian Securities Administrators, and CDS Innovations Inc., a commercial marketer of CDS information products such as CDS Bulletins and entitlements information.

You may elect to hold interests in the Debentures of each series outside Canada through Clearstream and Euroclear if you are a participant in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through securities accounts in Clearstream’s and Euroclear’s names on the books of their respective sub-custodians. The interests are ultimately held through a CDS participant that acts as sub-custodian for Clearstream or Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through CDS participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in CDS in accordance with CDS rules; however, such cross-market transactions will require delivery of instructions to the relevant clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant clearing system will, if the transaction meets its settlement requirements, deliver instructions to CDS directly or through its Canadian sub-custodian to take action to effect final settlement on its behalf by delivering or receiving Debentures in CDS, and making or receiving payment in accordance with normal procedures for settlement in CDS. Clearstream participants and Euroclear participants may not deliver instructions directly to CDS or the Canadian sub-custodians.

Because of time-zone differences, credits of the Debentures received in Clearstream or Euroclear as a result of a transaction with a CDS participant may be made during subsequent securities settlement processing and dated the business day following the CDS settlement date. Such credits or any transactions in such Debentures settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Debentures by or through a Clearstream participant or a Euroclear participant to a CDS participant will be received with value on the CDS settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in CDS.

Although CDS, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Debentures among participants of CDS, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. None of NEE Capital, NEE or the Indenture Trustee will have any responsibility for the performance by CDS, Clearstream or Euroclear or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Form, Denomination and Book-Entry. The Debentures of each series, subject to certain exceptions, will at all times be represented in the form of one or more Global Debentures held by, or on behalf of, CDS, as custodian of the Global Debentures (for its participants) and registered in the name of CDS & Co., and registrations of interests in and transfers of the Debentures will be made only through the book-entry only system of CDS. Except as described below, owners of beneficial interests in the Debentures will not be entitled to a certificate or other instrument from us or CDS evidencing the purchaser’s ownership thereof, and owners of beneficial interests in the Debentures held through CDS and its participants will not be shown on the records maintained by CDS, although NEE Capital expects that such beneficial interests will be reflected through book-entry accounts of CDS’ direct and indirect participants acting on behalf of such beneficial owners. Each purchaser of Debentures represented by a Global Debenture is expected to receive a customer confirmation of purchase from the underwriter or other registered dealer from which the Debentures are purchased in accordance with the practices and procedures of the selling underwriter or dealer. The practices of the underwriters may vary but, generally, customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its participants having interests in a Global Debenture, and CDS’ direct and indirect participants will be responsible for maintaining book-entry accounts for beneficial owners holding interest in such Global Debenture. Sales of interests in a Global Debenture can only be completed through participants in the book-entry only depositary service of CDS.

None of NEE Capital, NEE, the underwriters, the Indenture Trustee or the security registrar and paying agent will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the Debentures held by CDS or any of its direct or indirect participants or the payments relating thereto; (b) maintaining, supervising or retaining any records of CDS relating to the Debentures held by CDS; or (c) any advice or representation made by, or with respect to, CDS or any action to be taken by CDS or at the direction of its participants.

The Debentures of each series will be issued in fully-registered certificated form (“Certificated Debentures”) under limited circumstances. In particular, Certificated Debentures will be issued in exchange for beneficial interests in Global Debentures, registered in the names of persons other than CDS or its nominee, only if (i) upon reasonable notice by CDS to NEE Capital, CDS may discontinue the eligibility of the Debentures of such series on deposit or cease to hold Global Debentures in respect of such Debentures, with or without cause; (ii) CDS ceases to be a recognized clearing agency under applicable Canadian securities laws and a successor is not appointed; or (iii) NEE Capital gives CDS notice that NEE Capital is unable or unwilling to have CDS hold the Debentures of such series as book-entry only or that NEE Capital desires or has processed an entitlement requiring a withdrawal of such Debentures and NEE Capital has the right, power, capacity and authority to do so.

Transfers of Debentures. Transfers of beneficial ownership of Debentures represented by a Global Debenture will be effected only through records maintained by CDS for such Global Debenture (with respect to interests of participants) and on the records of its direct and indirect participants (with respect to interests of persons other than participants). Beneficial owners who are not participants in the book-entry only depositary service of CDS, but who desire to purchase, sell or otherwise transfer ownership of or other interests in a Global Debenture, may do so only through participants in the book-entry only depositary service of CDS.

The ability of a beneficial owner of an interest in a Debenture of each series represented by a Global Debenture to pledge such Debentures or otherwise take action with respect to such owner’s interest in the Debentures represented by a Global Debenture (other than through a participant) may be limited due to the lack of possession of a certificate representing physical Debentures.

If Certificated Debentures are issued under the limited circumstances described under “Certain Terms of the Debentures—Form, Denomination and Book-Entry,” registration of transfers or exchanges of such Certificated Debentures may be made by delivery of those Certificated Debentures, duly endorsed or accompanied by instruments of transfer duly endorsed, by the registered holders thereof, at the office of the security registrar for the Debentures.

The Indenture under which the Debentures will be issued provides that NEE Capital is not required to (i) issue or register the transfer of or exchange of Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debentures of the applicable series selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

Payment of Interest and Principal. As long as CDS or its nominee is the registered owner of a Global Debenture of a particular series, CDS or its nominee, as applicable, will be considered the sole owner of such Global Debenture for the purposes of receiving payments of interest and principal on such Global Debenture.

NEE Capital expects that CDS, upon receipt of any payment of principal or interest in respect of a Global Debenture of a particular series, will credit, on the date principal or interest is payable, its participants’ accounts with payments in amounts proportionate to their respective interests in the principal amount of such Global Debenture as shown on the records of CDS. NEE Capital also expects that payments of principal and interest by the participants to the owners of beneficial interests in such Global Debenture held through such participants in the depositary service of CDS will be governed by standing instructions and customary practices and will be the responsibility of such participants. NEE Capital’s responsibility and liability in respect of Debentures represented by a Global Debenture is limited to making payment of any principal and interest due on such Global Debenture to CDS. The rules governing CDS provide that it acts as the agent and depositary for its participants. As a result, such participants must look solely to CDS and beneficial owners of Debentures must look solely to participants for the payment of the principal and interest on the Debentures paid by or on behalf of NEE Capital to CDS.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the Debentures applicable to U.S. Holders and Non-U.S. Holders (each as defined below) as of the date hereof. Except where noted, this discussion deals only with Debentures that are held as capital assets within the meaning of section 1221 of the Code, (generally, assets held for investment) by holders that purchase the Debentures in the offering at their “issue price,” which will equal the first price at which a substantial amount of the Debentures is sold for money to holders as determined for each series, respectively (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The tax treatment of a holder may vary depending on the holder’s particular situation. This discussion does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment, including (but not limited to) dealers in securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding the Debentures as part of an integrated, conversion or constructive sale transaction, a straddle, or another hedging transaction, traders in securities that have elected the mark-to-market method of tax accounting for securities, partnerships or other pass-through entities or arrangements (or an investor in such an entity or arrangement), U.S. persons whose “functional currency” is not the U.S. dollar, U.S. shareholders of “controlled foreign corporations” that hold the Debentures, U.S. shareholders of “passive foreign investment companies” that hold the Debentures, U.S. expatriates, and accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements. In addition, this discussion does not address any aspects of state, local or foreign tax laws. This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Debentures, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partners of partnerships holding Debentures should consult their tax advisors.

Prospective investors should consult their own tax advisors as to the particular tax consequences to them of purchasing, owning and disposing of the Debentures, including the application and effect of U.S. federal, state, local and foreign tax laws.

U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences that may apply to U.S. Holders of the Debentures. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Debenture that for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Payments of Interest

It is anticipated that the Debentures will be issued with no more than a de minimis amount of “original issue discount,” or “OID,” for U.S. federal income tax purposes. Accordingly, subject to the foreign currency rules described below interest paid on a Debenture generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. If, however, the issue price of the Debentures is less than the “stated redemption price at maturity” and the difference is equal or more than a de minimis amount, a U.S. Holder will be required to include the difference in income as OID as it accrues in accordance with a constant yield method (as set forth in applicable Treasury regulations), regardless of its regular method of accounting for U.S. federal income tax purposes. The remainder of this discussion assumes that the Debentures will not be issued with OID.

If a U.S. Holder uses the cash method of accounting for U.S. federal income tax purposes and receives a payment of interest on the Debentures in Canadian dollars, such U.S. Holder will be required to include in ordinary income an amount equal to the U.S. dollar value of the interest payment, based on the spot rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Such U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment but, as described below, may recognize exchange gain or loss attributable to the actual disposition of Canadian dollars received.

If a U.S. Holder uses the accrual method of accounting for U.S. federal income tax purposes and receives a payment of interest on the Debentures in Canadian dollars, such U.S. Holder may determine the amount recognized with respect to such interest in accordance with either of two methods. Under the first method, the U.S. Holder will recognize income for each taxable year equal to the U.S. dollar value of Canadian dollars accrued for such year determined by translating such amount into U.S. dollars at the average rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year). Alternatively, the U.S. Holder may make an election (which must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year in the case of a partial accrual period), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period.

In addition, if a U.S. Holder uses the accrual method of accounting for U.S. federal income tax purposes, such U.S. Holder will recognize foreign currency exchange gain or loss, on the date interest is received, equal to the difference, if any, between the U.S. dollar value of such payment, determined at the spot rate on the date the payment is received, and the U.S. dollar value of the interest income previously included in respect of the accrual of such payment (unless the U.S. Holder elects to translate the accrued interest income at the spot rate, and the spot rate used was on the date of receipt, as described above), regardless of whether the payment is in fact converted to U.S. dollars. This exchange gain or loss will be treated as U.S. source ordinary income or loss and generally will not be treated as an adjustment to interest income or expense.

A U.S. Holder generally will have a tax basis in Canadian dollars received as interest on a Debenture equal to the U.S. dollar value of such Canadian dollars on the date of receipt. Any gain or loss on a conversion or other disposition of such Canadian dollars by such U.S. Holder generally will be treated as ordinary income or loss from sources within the United States.

Sale, Exchange, Retirement or other Taxable Disposition

Subject to the foreign currency rules described below, upon the sale, exchange, retirement or other taxable disposition of a Debenture, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income to the extent not previously included in income in a manner described in “—Payments of Interest” above) and such U.S. Holder’s tax basis in the Debenture.

If a U.S. Holder disposes of a Debenture in a taxable transaction in exchange for Canadian dollars, the amount realized by such U.S. Holder generally will be based on the U.S. dollar value of Canadian dollars received translated at the spot rate on the date of disposition. In the case of a Debenture that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash method U.S. Holder and, if it so elects, an accrual method U.S. Holder, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the disposition. No assurance can be given regarding whether the Debentures will be traded on an established securities market. If a U.S. Holder is an accrual method taxpayer and makes the election described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If a U.S. Holder is an accrual method taxpayer and does not make such election, such U.S. Holder will recognize exchange gain or loss to the extent that there are exchange rate fluctuations between the sale date and the settlement date, and such gain or loss generally will constitute U.S. source ordinary income or loss.

A U.S. Holder’s adjusted tax basis in a Debenture generally will be equal to such U.S. Holder’s U.S. dollar cost for the Debenture. The U.S. dollar cost of the Debenture will be the U.S. dollar value of the Canadian dollars paid as purchase price on the date of purchase. In the case of a Debenture that is traded on an established securities market, a cash method U.S. Holder, and, if it so elects, an accrual method U.S. Holder, will determine the U.S. dollar value of the cost of such Debenture by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to Canadian dollars and the immediate use of Canadian dollars to purchase a Debenture generally will not result in exchange gain or loss.

Subject to the discussion of exchange gain or loss below, any gain or loss will be capital gain or loss, and generally will be long-term capital gain or loss if, at the time of disposition, a U.S. Holder has held a Debenture for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Upon the sale or other taxable disposition of a Debenture, a U.S. Holder may recognize gain or loss that is attributable to fluctuations in currency exchange rates with respect to the principal amount of a Debenture. For these purposes, the principal amount of a Debenture is a U.S. Holder’s purchase price in Canadian dollars. Gain or loss attributable to fluctuations in exchange rates with respect to the principal amount of a Debenture generally will be U.S. source ordinary income or loss and will equal the difference between (i) the U.S. dollar value of the principal amount, determined on the date such payment is received or such Debenture is disposed of and (ii) the U.S. dollar value of the principal amount of the Debenture, determined on the date the U.S. Holder acquired such Debenture (or, possibly in the case of a cash basis or an electing accrual basis taxpayer, the settlement dates of such purchase and taxable disposition, if the Debenture is treated as traded on an established securities market for United States federal income tax purposes). In addition, upon the sale or other taxable disposition of a Debenture a U.S. Holder may realize exchange gain or loss attributable to amounts received in respect of accrued and unpaid interest. Any such exchange gain or loss with respect to accrued interest will be determined as discussed in “—Payments of Interest” above. However, upon a sale or other taxable disposition of a Debenture, a U.S. Holder will only realize exchange gain or loss with respect to principal and accrued interest to the extent of the total gain or loss realized on the disposition.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the Debentures and the proceeds of a sale or other disposition (including a redemption) of a Debenture paid to a U.S. Holder unless it is an exempt recipient. Backup withholding generally will apply to any payments described in the preceding sentence if a U.S. Holder fails to provide its taxpayer identification number, or certification of exempt status, or if the IRS has notified such U.S. Holder that it is subject to backup withholding as a result of a failure to report in full interest and dividend income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Return Disclosure Requirements

Treasury regulations require the reporting to the IRS of certain foreign currency transactions, such as a sale or other taxable disposition of a Debenture or foreign currency received in respect of a Debenture, to the extent that any such sale or other taxable disposition results in a tax loss in excess of an applicable threshold amount. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the Debentures, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Non-U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences that may apply to Non-U.S. Holders of the Debentures. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Debenture (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

United States Federal Withholding Tax

Subject to the discussion below under “Information Reporting and Backup Withholding” and “Foreign Accounts Tax Compliance Act,” the 30% U.S. federal withholding tax that is generally imposed on interest from U.S. sources should not apply to interest paid (including any payments deemed to be payments of interest for U.S. federal income tax purposes, such as original issue discount) on a Debenture to a Non-U.S. Holder under the “portfolio interest exemption,” provided that:

•	the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S.;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of NEE Capital’s stock entitled to vote;

•	the Non-U.S. Holder is not a bank acquiring the Debentures as an extension of credit entered into in the ordinary course of its trade or business;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to NEE Capital through stock ownership; and

•

the Non-U.S. Holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such Non-U.S. Holder is not a U.S. person (generally by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other applicable and/or successor forms).

Special certification and other rules apply to certain Non-U.S. Holders that are pass through entities rather than individuals or foreign corporations.

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid (including any payments deemed to be payments of interest for U.S. federal income tax purposes, such as original issue discount) on the Debentures made to a Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless that Non-U.S. Holder provides the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding because they are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S.

In general, the 30% U.S. federal withholding tax will not apply to any gain or income that a Non-U.S. Holder realizes on the sale, exchange or other disposition of the Debentures.

United States Federal Income Tax

If a Non-U.S. Holder is engaged in a trade or business in the U.S. (and, if an applicable U.S. income tax treaty applies, the Non-U.S. Holder maintains a permanent establishment or fixed base within the U.S.) and the interest is effectively connected with the conduct of that trade or business (and, if an applicable U.S. income tax treaty applies, is attributable to that permanent establishment or fixed base), that Non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that Non-U.S. Holder were a United States person (as defined in the Code). In addition, if such Non-U.S. Holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Subject to the discussion below under “Information Reporting and Backup Withholding,” any gain realized by a Non-U.S. Holder on the disposition of a Debenture generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the U.S.); or

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Information Reporting and Backup Withholding

The amount of interest paid on the Debentures to Non-U.S. Holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the Debentures may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

A Non-U.S. Holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the Debentures or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of the Debentures to or through a U.S. office of any broker, as long as the Non-U.S. Holder:

•

has furnished to the payor or broker a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other applicable and/or successor forms, certifying, under penalties of perjury, the Non-U.S. Holder’s status as a non-U.S. person;

•	has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable Treasury regulations; or

•	otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of Debentures to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, a sale or disposition of the Debentures will be subject to information reporting, but generally not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the U.S. unless the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Foreign Accounts Tax Compliance Act

Under sections 1471 through 1474 of the Code (commonly referred to as the Foreign Accounts Tax Compliance Act or “FATCA”) and under associated Treasury regulations and related administrative guidance (including proposed Treasury regulations that taxpayers may rely on until the promulgation of final Treasury regulations with respect thereto), a U.S. federal withholding tax at a 30% rate applies to interest payments on the Debentures if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. Treasury to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. An applicable intergovernmental agreement regarding FATCA between the U.S. and a foreign jurisdiction may modify the rules discussed in this paragraph. If U.S. federal withholding tax under FATCA is required on payments made to any holder of the Debentures, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the Debentures with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled. Under certain circumstances, a holder of the Debentures might be eligible for refunds or credits of such taxes from the IRS. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in the Debentures.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective investors should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of Debentures, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING

The information in this section supplements the information in the “Plan of Distribution” section beginning on page 48 of the accompanying prospectus. Please read these two sections together.

NEE Capital is selling the Debentures to the underwriters named in the table below pursuant to an underwriting agreement between NEE Capital, NEE and the underwriters named below. Subject to certain conditions, NEE Capital has agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase, the principal amount of the Debentures of the respective series set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of 2030 Debentures	Principal Amount of 2035 Debentures
BMO Nesbitt Burns Inc.	C$	C$
CIBC World Markets Inc.
RBC Dominion Securities Inc.
Scotia Capital Inc.
TD Securities Inc.

Total	C$	C$

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Debentures when and if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will sell the Debentures to the public when and if the underwriters buy the Debentures from NEE Capital.

NEE Capital will compensate the underwriters by selling the Debentures of each series to them at a price that is less than the price to public set forth on the cover page of this prospectus supplement by the respective amount of the “Underwriting Discount” set forth in the table below. The underwriters will sell the Debentures of each series to the public at the respective price to public and may sell the Debentures to certain dealers at a price that is less than the price to public by no more than the amount of the corresponding “Initial Dealers’ Concession” set forth in the table below. The underwriters and such dealers may sell the Debentures to certain other dealers at a price that is less than the price to public by no more than the amounts of the corresponding “Initial Dealers’ Concession” and the corresponding “Reallowed Dealers’ Concession” set forth in the table below.

	Per 2030 Debenture		Per 2035 Debenture
(expressed as a percentage of principal amount)
Underwriting Discount		%		%
Initial Dealers’ Concession		%		%
Reallowed Dealers’ Concession		%		%

An underwriter may reject any or all offers for the Debentures. After the initial public offering of the Debentures, the underwriters may change the offering price and other selling terms of the Debentures.

The underwriters intend to offer the Debentures for sale in Canada on a private placement basis only to “accredited investors” that are not individuals unless they are also “permitted clients” (as such terms are defined under the applicable Canadian provincial securities laws), and on a private placement basis in other parts of the world subject to applicable law, either directly or through affiliates or other dealers acting as selling agents. Resales of the Debentures in Canada by purchasers will be subject to restrictions under Canadian securities laws. The underwriters intend to offer the Debentures for sale outside the United States either directly or through affiliates or other dealers acting as selling agents. This prospectus supplement may be used by the underwriters and other dealers in connection with offers and sales in the United States of Debentures initially sold outside the United States. In addition, the underwriters may offer the Debentures for sale in the United States.

Each underwriter has represented and agreed that it will not offer or sell the Debentures in the United States or to United States persons except if such offers or sales are made by or through Financial Industry Regulatory Authority, Inc. (“FINRA”) member broker-dealers, as permitted by FINRA regulations.

New Issue

Each series of the Debentures is a new issue of securities with no established trading market. NEE Capital does not intend to apply to list either series of the Debentures on a securities exchange. The underwriters have advised NEE Capital that they intend to make a market in each series of the Debentures but are not obligated to do so and may discontinue such market-making activities at any time without notice. NEE Capital cannot give any assurance as to the maintenance of any trading market for, or the liquidity of, either series of the Debentures.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the Debentures in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of the Debentures in excess of the principal amount of the Debentures to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Debentures in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Debentures made for the purpose of preventing or retarding a decline in the market price of the Debentures while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when any of the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchases the Debentures originally sold by that syndicate member.

Any of these activities may cause the price of the Debentures to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Selling Restrictions

General

The Debentures are being offered for sale in the United States and in certain jurisdictions outside the United States, subject to applicable law.

Canada

The Debentures will be sold in Canada on a private placement basis to “accredited investors” that are not individuals unless they are also “permitted clients”, each as defined under applicable Canadian provincial securities laws, subject to applicable law.

Each underwriter has, severally and not jointly, represented to and agreed with NEE Capital that it will offer and sell the Debentures only to such persons and in such manner that no prospectus need be delivered or filed pursuant to applicable securities laws, regulations, rules, instruments, rulings and orders in each of the provinces of Canada and the applicable policy statements issued by any Canadian securities regulatory authority.

Each underwriter has also, severally and not jointly, represented to and agreed with NEE Capital that such underwriter has not and will not provide to any purchaser of the Debentures any document or other material that would constitute an offering memorandum within the meaning of applicable Canadian securities laws (other than the Canadian offering memorandum prepared in connection with the offering that incorporates this prospectus supplement and the accompanying prospectus and the documents incorporated by reference therein) with respect to the private placement of the Debentures in the provinces of Canada.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Debentures to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129 (as amended, the “Prospectus Regulation”) and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Debentures. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Debentures or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Debentures or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

Prohibition of Sales to UK Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Debentures to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Debentures. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Debentures or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Debentures or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Other Regulatory Restrictions

In the United Kingdom, this offering document is only being distributed to and is only directed at persons (i) who fall within Article 19(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Financial Promotion Order”) or (ii) who fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) who are persons to whom this offering document may otherwise lawfully be communicated without the need for such document to be approved, made or directed by an “authorised person” (as defined by Section 31(2) of the FSMA) under Section 21 of the FSMA (all such persons together being referred to as “relevant persons”).

In the United Kingdom, any investment or investment activity to which this offering document relates, including the Debentures, is available only to relevant persons and will be engaged in only with relevant persons. In the United Kingdom, this offering document must not be acted on or relied on by persons who are not relevant persons.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Debentures in circumstances in which Section 21(1) of the FSMA does not apply to NEE Capital or NEE; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debentures in, from or otherwise involving the United Kingdom.

Hong Kong

Each underwriter has represented and agreed that the Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Debentures have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and accordingly, each underwriter has represented and agreed that it will not offer or sell any Debentures, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations and governmental guidelines of Japan in effect at the relevant time. For the purposes of this paragraph, “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Debentures may not be circulated or distributed, nor may the Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Debentures under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The Debentures may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Debentures to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Debentures constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Debentures may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Debentures have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Debentures in Taiwan.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities

Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Debentures have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

Expenses and Indemnification

NEE Capital estimates that its expenses in connection with the sale of the Debentures, other than underwriting discounts, will be approximately C$2.0 million. This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses.

NEE Capital and NEE have agreed to indemnify the several underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

Certain Relationships

The underwriters and their respective affiliates may engage in transactions with, and may perform services for, NEE, its subsidiaries (including NEE Capital) and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and/or investment banking transactions with NEE, its subsidiaries and its affiliates.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the indebtedness that NEE Capital expects to repay with the net proceeds from the sale of the Debentures. It is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds from the sale of the Debentures, and, in that case, such underwriter would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Debentures in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, the underwriter would not be permitted to confirm a sale of a Debenture in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Use of Proceeds.”

Settlement

It is expected that delivery of the Debentures will be made against payment therefor on or about June  , 2025, which will be the third business day following the date of pricing of the Debentures. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, by virtue of the fact that the Debentures initially will settle in T+3, purchasers who wish to trade the Debentures on the date of pricing of the Debentures or on the next succeeding business day should specify an extended settlement cycle at the time they enter into any such trade to prevent failed settlement and should consult their own advisors.

LEGAL OPINIONS

Morgan, Lewis & Bockius LLP, New York, New York and Squire Patton Boggs (US) LLP, co-counsel to NEE and NEE Capital, will pass upon the legality of the Debentures for NEE and NEE Capital. Certain legal matters relating to Canadian law will be passed upon for NEE Capital by McCarthy Tétrault LLP, Toronto, Ontario. Hunton Andrews Kurth LLP, New York, New York, will pass upon the legality of the Debentures for the underwriters. Certain legal matters relating to Canadian law will be passed upon for the underwriters by Blake, Cassels & Graydon LLP, Toronto, Ontario. Morgan, Lewis & Bockius LLP and Hunton Andrews Kurth LLP may rely as to all matters of Florida law upon the opinion of Squire Patton Boggs (US) LLP. Squire Patton Boggs (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP. From time to time, Hunton Andrews Kurth LLP acts as counsel to affiliates of NEE and NEE Capital for some matters.

PROSPECTUS

NextEra Energy, Inc.

Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts,

Stock Purchase Units, Warrants, Senior Debt Securities,

Subordinated Debt Securities and Junior Subordinated Debentures

NextEra Energy Capital Holdings, Inc.

Preferred Stock, Depositary Shares, Senior Debt Securities,

Subordinated Debt Securities and Junior Subordinated Debentures

Guaranteed as described in this prospectus by

NextEra Energy, Inc.

NextEra Energy, Inc. (“NEE”) and/or NextEra Energy Capital Holdings, Inc. (“NEE Capital”) may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

NEE and/or NEE Capital will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

NEE’s common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”

NEE and/or NEE Capital may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 48 of this prospectus also provides more information on this topic.

See “Risk Factors” on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

NEE’s and NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 22, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that NEE, NEE Capital, and Florida Power & Light Company (“FPL”) have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.

Under this shelf registration process, NEE and/or NEE Capital may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of NEE or NEE Capital, as the case may be. NEE may offer any of the following securities: common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants to purchase common stock, preferred stock or depositary shares, senior debt securities, subordinated debt securities and junior subordinated debentures and guarantees related to the preferred stock, depositary shares, senior debt securities, subordinated debt securities and junior subordinated debentures that NEE Capital may offer. NEE Capital may offer any of the following securities: preferred stock, depositary shares, senior debt securities, subordinated debt securities and junior subordinated debentures.

This prospectus provides you with a general description of the securities that NEE and/or NEE Capital may offer. Each time NEE and/or NEE Capital sells securities, NEE and/or NEE Capital will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

For more detailed information about the securities, please read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference from earlier SEC filings listed in the registration statement.

RISK FACTORS

Before purchasing the securities, investors should carefully consider the risk factors described in NEE’s annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, together with the other information incorporated by reference or provided in this prospectus or in a related prospectus supplement in order to evaluate an investment in the securities.

NEE

NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through its wholly owned subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC and NextEra Energy Transmission, LLC (collectively “NEER”). FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER currently owns, develops, constructs, manages and operates electric generation facilities in wholesale energy markets in the U.S. and Canada. NEER produces the majority of its electricity from clean and renewable sources, including wind and solar. In addition, NEER develops and constructs battery storage projects and also owns, develops, constructs and operates rate-regulated transmission facilities in North America, and transmission lines that connect its electric generation facilities to the electric grid. NEER also engages in energy-related commodity marketing and trading activities and participates in natural gas, natural gas liquids and oil production and in pipeline infrastructure, construction, management and operations.

NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

NEE CAPITAL

NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than FPL and FPL’s subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NEE.

NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, NEE and NEE Capital will each add the net proceeds from the sale of its securities to its respective general funds. NEE uses its general funds for corporate purposes, including to provide funds for its subsidiaries, to repurchase common stock and to repay, redeem or repurchase outstanding debt or equity issued by its subsidiaries. NEE Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding debt. NEE and NEE Capital may each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

WHERE YOU CAN FIND MORE INFORMATION

NEE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by NEE with the SEC. The SEC maintains an internet website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including NEE. NEE also maintains an internet website (www.nexteraenergy.com). Information on NEE’s internet website or any of its subsidiaries’ internet websites is not a part of this prospectus.

NEE Capital does not file and does not intend to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934. NEE includes summarized financial information relating to NEE Capital in some of its reports filed with the SEC.

INCORPORATION BY REFERENCE

The SEC allows NEE and NEE Capital to “incorporate by reference” information that NEE files with the SEC, which means that NEE and NEE Capital may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. NEE and NEE Capital are incorporating by reference the documents listed below and any future filings NEE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until NEE and/or NEE Capital sell all of the securities covered by the registration statement:

(1)	NEE’s Annual Report on Form 10-K for the year ended December 31, 2023,

(2)	NEE’s Current Reports on Form 8-K filed with the SEC on January 31, 2024, February 28, 2024, March 1, 2024, March 4, 2024 and March 7, 2024, and

(3)

the description of the NEE common stock contained in Exhibit 4(kkk) to NEE’s Annual Report on Form 10-K for the year ended December 31, 2023, and including any further amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling Thomas P. Giblin, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. NEE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, NEE and NEE Capital are herein filing cautionary statements identifying important factors that could cause NEE’s and NEE Capital’s actual results to differ materially from those projected in forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, made by or on behalf of NEE and NEE Capital in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as “may result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “will,” “could,” “should,” “would,” “estimated,” “may,” “plan,” “potential,” “future,” “projection,” “goals,” “target,” “outlook,” “predict,” and “intend” or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors discussed in NEE’s reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on NEE’s and NEE Capital’s operations and financial results, and could cause NEE’s and/or NEE Capital’s actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of NEE or NEE Capital.

Any forward-looking statement speaks only as of the date on which such statement is made, and NEE and NEE Capital undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

The issues and associated risks and uncertainties discussed in the reports that are incorporated herein by reference are not the only ones NEE or NEE Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair NEE’s and NEE Capital’s businesses in the future.

DESCRIPTION OF NEE COMMON STOCK

The following summary description of the terms of the common stock of NEE is not intended to be complete. The description is qualified in its entirety by reference to the provisions of NEE’s Restated Articles of Incorporation, as currently in effect (“NEE’s Charter”), and Amended and Restated Bylaws, as currently in effect (“NEE’s Bylaws”), and the other documents described below. Each of NEE’s Charter and NEE’s Bylaws and the other documents described below has previously been filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act, or “Florida Act,” and other applicable laws.

Authorized and Outstanding Capital Stock

NEE’s Charter authorizes it to issue 3,300,000,000 shares of capital stock, each with a par value of $.01, consisting of:

•	3,200,000,000 shares of common stock, and

•	100,000,000 shares of preferred stock.

As of January 31, 2024, there were 2,052,429,154 shares of common stock and no shares of preferred stock outstanding.

Common Stock Terms

Voting Rights. In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of NEE’s shareholders. The holders of common stock do not have cumulative voting rights.

In general, if a quorum exists at a meeting of NEE’s shareholders, unless a greater or different vote is required by the Florida Act, NEE’s Charter or NEE’s Bylaws, or by action of the board of directors, (1) on all matters other than the election of directors, action on such matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, (2) in an uncontested director election, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election, and (3) in a contested director election, which is an election in which the number of persons considered for election to the board of directors exceeds the total number of directors to be elected, a nominee for director will be elected by a plurality of the votes cast. Other voting rights of shareholders are described below under “—Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws.”

Dividend Rights. The holders of common stock are entitled to participate on an equal per share basis in any dividends declared on the common stock by NEE’s board of directors out of funds legally available for dividend payments.

The declaration and payment of dividends on the common stock is within the sole discretion of NEE’s board of directors. NEE’s Charter does not limit the dividends that may be paid on the common stock.

The ability of NEE to pay dividends on the common stock is currently subject to, and in the future may be limited by:

•	various risks which affect the businesses of FPL and NEE’s other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to NEE, and

•	various contractual restrictions applicable to NEE and some of its subsidiaries, including those described below.

FPL is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as mortgage trustee, as amended and supplemented from time to time (the “FPL Mortgage”), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the FPL Mortgage could restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. As of December 31, 2023, no retained earnings were restricted by these provisions of the FPL Mortgage.

Other contractual restrictions on the dividend-paying ability of NEE and its subsidiaries are contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. As of the date of this prospectus, NEE Capital has junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL was to issue equity units, junior subordinated debentures or other securities having similar provisions and was to exercise any such right to defer the payment of interest or other payments on such securities, or if there was to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock or preferred stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

In addition, the right of the holders of NEE’s common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of NEE preferred stock that may be issued in the future, and the right of the holders (including NEE) of FPL or NEE Capital, as the case may be, common stock or preferred stock, as the case may be, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL or NEE Capital, as the case may be, preferred stock that may be issued in the future.

Liquidation Rights. If there is a liquidation, dissolution or winding up of NEE, the holders of common stock are entitled to share equally and ratably in any assets remaining after NEE has paid, or provided for the payment of, all of its debts and other liabilities, and after NEE has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.

Other Rights. The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws

NEE’s Charter and NEE’s Bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NEE’s board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of common stock.

NEE’s Charter Provisions. Among NEE’s Charter provisions that could have an anti-takeover effect are those that:

•	provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors,

•	prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders,

•

limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or the secretary, a majority of the board of directors or the holders of 20% of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting,

•

require any action by shareholders to amend or repeal NEE’s Bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, and

•

require the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NEE’s Charter, including the foregoing provisions.

NEE’s Bylaw Provisions. NEE’s Bylaws contain some of the foregoing provisions contained in NEE’s Charter. NEE’s Bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NEE. In addition, NEE’s Bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year’s annual meeting. NEE’s Bylaws also require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.

Preferred Stock. The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which NEE’s board of directors may authorize for issuance from time to time. NEE’s board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. In that regard, NEE’s Charter authorizes NEE’s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of common stock and could discourage any attempt to effect a change in control of NEE, even if such a transaction would be beneficial to the interests of holders of common stock. See the description of NEE’s Preferred Stock in “Description of NEE Preferred Stock.”

Restrictions on Affiliated and Control Share Transactions under Florida Act

Affiliated Transactions. As a Florida corporation, NEE is subject to the Florida Act, which provides that a Florida corporation generally may not engage in an “affiliated transaction” with an “interested shareholder,” as those terms are defined in the statute, for three years following the date a shareholder becomes an “interested shareholder,” unless:

•

prior to the time that such shareholder became an interested shareholder, the board of directors approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder,

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85 percent of the voting shares of the corporation outstanding at the time the transaction commenced, subject to certain exclusions, or

•

at or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting shares which are not owned by the interested shareholder.

The Florida Act generally defines an “interested shareholder” as any person who is the beneficial owner of more than 15% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

•	mergers and consolidations to which the corporation and the interested shareholder are parties,

•

sales or certain other dispositions of assets representing 10% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder,

•	generally, issuances by the corporation of 10% or more of the aggregate fair market value of its outstanding shares to the interested shareholder,

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder,

•

any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 10% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder, and

•	the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

The voting requirements above will not apply if, among other things, subject to specified qualifications:

•	the transaction has been approved by a majority of the corporation’s disinterested directors,

•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least three years preceding the transaction,

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares, or

•	specified fair price and procedural requirements are satisfied.

Control-Share Acquisitions. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

•	one-fifth or more, but less than one-third, of all voting power of the corporation,

•	one-third or more, but less than a majority, of all voting power of the corporation, or

•	a majority or more of all voting power of the corporation.

The statute does not apply if, among other things, the acquisition:

•	is approved by the corporation’s board of directors before the acquisition, or

•	is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation’s articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. NEE’s Charter and NEE’s Bylaws do not contain such provisions.

Indemnification

Florida law generally provides that a Florida corporation, such as NEE, may indemnify its directors and officers against liabilities and expenses they may incur. Florida law also limits the liability of directors to NEE and other persons. NEE’s Bylaws contain provisions requiring NEE to indemnify its directors, officers, employees and agents under specified conditions. In addition, NEE carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Shareholder Access

NEE’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years 3% or more of NEE’s outstanding common stock (an “eligible shareholder”) to nominate and include in NEE’s annual meeting proxy materials director candidates to occupy (together with any nominees of other eligible shareholders) up to two or 20% of the number of directors in office (whichever is greater), provided that such eligible shareholder satisfies the requirements set forth in NEE’s Bylaws. Those requirements generally include receipt by NEE’s secretary of written notice from an eligible shareholder of the nomination not earlier than 150 days or later than 120 days before the first anniversary of the mailing of NEE’s proxy materials for the most recent annual meeting. For the eligible shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

The common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”

DESCRIPTION OF NEE PREFERRED STOCK

General. The following statements describing NEE’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s Charter and NEE’s Bylaws. You should read this summary together with the articles of amendment to NEE’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.

NEE Preferred Stock. NEE may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. No shares of preferred stock are presently outstanding.

Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series, if any,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of NEE and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate NEE to repurchase, redeem or retire the series of preferred stock,

(7)

the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of NEE’s Charter.

In some cases, the issuance of preferred stock could make it difficult for another company to acquire NEE and make it harder to remove current management. See also “Description of NEE Common Stock.”

There are contractual restrictions on the dividend-paying ability of NEE and its subsidiaries contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. As of the date of this prospectus, NEE Capital has junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures, NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the preferred stock (and NEE Capital would not be able to pay dividends to NEE or any other holder of its common stock if it defers interest on its junior subordinated debentures) during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL was to issue equity units, junior subordinated debentures or other securities having similar provisions and was to exercise any such right to defer the payment of interest or other payments on such securities, or if there was to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock or preferred stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

DESCRIPTION OF NEE DEPOSITARY SHARES

NEE may issue depositary shares representing fractional interests in shares of NEE preferred stock of any series. In connection with the issuance of any depositary shares, NEE will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Following the issuance of the security related to the depositary shares, NEE will deposit the shares of its preferred stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

The terms of any depositary shares being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

NEE may issue stock purchase contracts, including contracts that obligate holders to purchase from NEE, and NEE to sell to these holders, a specified number of shares of common stock or preferred stock or depositary shares at a future date or dates. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of NEE Capital, debt securities of NEE, or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require NEE to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

The terms of any stock purchase contracts or stock purchase units being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE WARRANTS

NEE may issue warrants to purchase common stock, preferred stock or depositary shares. The terms of any such warrants being offered and any related warrant agreement between NEE and a warrant agent will be described in a prospectus supplement.

DESCRIPTION OF NEE SENIOR DEBT SECURITIES

NEE may issue its senior debt securities, in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE SUBORDINATED DEBT SECURITIES

NEE may issue its subordinated debt securities (other than the NEE Junior Subordinated Debentures (as defined below under “Description of NEE Junior Subordinated Debentures”)), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE JUNIOR SUBORDINATED DEBENTURES

NEE may issue its junior subordinated debentures (the “NEE Junior Subordinated Debentures”), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered junior subordinated debentures and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL PREFERRED STOCK

General. The following statements describing NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE Capital’s Articles of Incorporation, as currently in effect (“NEE Capital’s Charter”), and NEE Capital’s bylaws, as currently in effect. You should read this summary together with the articles of amendment to NEE Capital’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.

NEE Capital Preferred Stock. NEE Capital may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. The NEE Capital preferred stock will be guaranteed by NEE as described under “Description of NEE Guarantee of NEE Capital Preferred Stock.” No shares of preferred stock are presently outstanding.

Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE Capital’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of NEE Capital and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate NEE Capital to repurchase, redeem or retire the series of preferred stock,

(7)

the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of NEE Capital’s Charter.

There are contractual restrictions on the dividend-paying ability of NEE Capital contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the date of this prospectus, NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. NEE Capital may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide it with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or such other securities, or if there were to occur certain payment defaults on those securities, NEE Capital would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE Capital might issue other securities in the future containing similar or other restrictions on NEE Capital’s ability to pay dividends to any holder of its preferred stock.

DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL PREFERRED STOCK

The following statements describing NEE’s guarantee of NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s guarantee agreement relating to NEE Capital’s preferred stock. You should read this summary together with the guarantee agreement for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances limit the ability of FPL to pay dividends to NEE. Each of these documents has previously been filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.

NEE will absolutely, irrevocably and unconditionally guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that NEE Capital may have or assert. NEE’s guarantee of NEE Capital’s preferred stock will be an unsecured obligation of NEE and will rank (1) subordinate and junior in right of payment to all other liabilities of NEE (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by NEE and with any other guarantee that may be entered into by NEE in respect of any preferred or preference stock of any affiliate of NEE, and (3) senior to NEE’s common stock. The terms of NEE’s guarantee of NEE Capital’s preferred stock will be described in a prospectus supplement.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the NEE guarantee of NEE Capital preferred stock or to make any funds available for such payment. Therefore, the NEE guarantee of NEE Capital preferred stock will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE guarantee of NEE Capital preferred stock. NEE’s guarantee of NEE Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.

DESCRIPTION OF NEE CAPITAL DEPOSITARY SHARES

NEE Capital may issue depositary shares representing fractional interests in shares of NEE Capital preferred stock of any series. In connection with the issuance of any depositary shares, NEE Capital will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Following the issuance of the security related to the depositary shares, NEE Capital will deposit the shares of its preferred stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, exchange, redemption, sinking fund, subscription and liquidation rights).

The terms of any depositary shares being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL DEPOSITARY SHARES

NEE may guarantee any NEE Capital depositary shares. The terms of any such guarantee and the guarantee agreement would be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL SENIOR DEBT SECURITIES

General. NEE Capital may issue its senior debt securities, in one or more series, under an Indenture, dated as of June 1, 1999, between NEE Capital and The Bank of New York Mellon, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.” The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the “Indenture Trustee.” The senior debt securities of NEE Capital offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the “Offered Senior Debt Securities.”

The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by NEE Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of NEE Capital issued previously or hereafter under the Indenture are collectively referred to in this prospectus as the “Senior Debt Securities.”

This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer’s certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer’s certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional Offered Senior Debt Securities will be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.

Each series of Offered Senior Debt Securities may have different terms. NEE Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in a prospectus supplement relating to that specific series of Offered Senior Debt Securities:

(1)	the title of those Offered Senior Debt Securities,

(2)	any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

(3)	the date(s) on which the principal of those Offered Senior Debt Securities will be paid,

(4)

the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)

the person to whom interest will be paid on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

(6)

the place(s) at which or methods by which payments will be made on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon NEE Capital,

(7)	the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

(8)

any date(s) on which, the price(s) at which and the terms and conditions upon which those Offered Senior Debt Securities may be redeemed at the option of NEE Capital, in whole or in part, and any restrictions on those redemptions,

(9)

any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate NEE Capital to repurchase or redeem those Offered Senior Debt Securities,

(10)	the denominations in which those Offered Senior Debt Securities may be issued, if other than denominations of $1,000 and any integral multiple of $1,000,

(11)	the currency or currencies in which the principal of or premium, if any, or interest on those Offered Senior Debt Securities may be paid (if other than in U.S. dollars),

(12)

if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

(13)

if the principal of or premium, if any, or interest on those Offered Senior Debt Securities are payable in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)

if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

(15)

the portion of the principal amount of those Offered Senior Debt Securities that will be paid upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

(16)

events of default, if any, with respect to those Offered Senior Debt Securities and covenants of NEE Capital, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

(17)	the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

(18)	a definition of “Eligible Obligations” under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars,

(19)	any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

(20)	if those Offered Senior Debt Securities will be issued in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

(21)	if those Offered Senior Debt Securities will be issued as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

(22)

any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

(23)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

(24)

other than the Guarantee described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

(25)	any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

NEE Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

Security and Ranking. The Offered Senior Debt Securities will be unsecured obligations of NEE Capital. The Indenture does not limit NEE Capital’s ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that NEE Capital elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to NEE Capital’s Subordinated Debt Securities and NEE Capital’s Junior Subordinated Debentures. The Indenture does not limit NEE Capital’s ability to issue other unsecured debt.

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of NEE Capital.

Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

(1)

as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital proposes to pay the defaulted interest, or

(2)

in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is practicable. (Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (Indenture, Section 602).

Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before notice is to be given identifying the Offered Senior Debt Securities selected to be redeemed. (Indenture, Section 305).

Defeasance. NEE Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, NEE Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

(1)

money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

(a)

direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)

certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(3)

a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

Limitation on Liens. So long as any Senior Debt Securities remain outstanding, NEE Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, unless NEE Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:

(1)	any lien on capital stock created at the time NEE Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

(2)

any lien on capital stock existing at the time NEE Capital acquires that capital stock (whether or not NEE Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

(3)	any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

(a)

the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

(b)	the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

(4)	any lien arising in connection with court proceedings; provided that, either

(a)

the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

(b)	the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

(c)

so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

Liens on any shares of the capital stock of any of NEE Capital’s majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as “Restricted Liens.” The foregoing limitation does not apply to the extent that NEE Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of NEE Capital secured by Restricted Liens, does not at the time exceed 5% of NEE Capital’s Consolidated Capitalization. (Indenture, Section 608).

For this purpose, “Consolidated Capitalization” means the sum of:

(1)	Consolidated Shareholders’ Equity,

(2)	Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year), and, without duplication,

(3)	any preference or preferred stock of NEE Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Shareholders’ Equity” as used above means the total assets of NEE Capital and its Consolidated Subsidiaries less all liabilities of NEE Capital and its Consolidated Subsidiaries. As used in this definition, the term “liabilities” means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

(1)

indebtedness secured by property of NEE Capital or any of its Consolidated Subsidiaries whether or not NEE Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that NEE Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of NEE Capital or such Consolidated Subsidiary on such balance sheet,

(2)	deferred liabilities, and

(3)	indebtedness of NEE Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of NEE Capital or such Consolidated Subsidiary.

As used in this definition, “liabilities” includes preference or preferred stock of NEE Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Indebtedness” means total indebtedness as shown on the consolidated balance sheet of NEE Capital and its Consolidated Subsidiaries.

The term “Consolidated Subsidiary,” means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of NEE Capital in NEE Capital’s consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

The foregoing limitation does not limit in any manner the ability of:

(1)	NEE Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

(2)	NEE Capital or NEE to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

(3)	NEE to place liens on any of its assets, or

(4)	any of the direct or indirect subsidiaries of NEE Capital or NEE (other than NEE Capital) to place liens on any of their assets.

Redemption. The redemption terms of the Offered Senior Debt Securities, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to Offered Senior Debt Securities redeemable at the option of the holder, Offered Senior Debt Securities will be redeemable upon notice between 30 and 60 days prior to the redemption date. NEE Capital has reserved the right to amend the Indenture without any consent, vote or other action of the holders of any Senior Debt Securities issued under the Indenture after December 1, 2021, including the Offered Senior Debt Securities, to provide that notice of any redemption shall be given in the manner provided in the Indenture to the holders of the Senior Debt Securities to be redeemed not less than 10 nor more than 60 days prior to the redemption date. If less than all of the Offered Senior Debt Securities of any series or any tranche thereof are to be redeemed, the Security Registrar will select the Offered Senior Debt Securities to be redeemed. In the absence of any provision for selection, the Security Registrar will choose such method of selection as it deems fair and appropriate. (Indenture, Sections 403 and 404).

Offered Senior Debt Securities selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Offered Senior Debt Securities are surrendered for redemption. (Indenture, Section 405). Except as stated in the related prospectus supplement, on the redemption date NEE Capital will pay interest on the Offered Senior Debt Securities being redeemed to the person to whom it pays the redemption price. If only part of an Offered Senior Debt Security is redeemed, the Indenture Trustee will deliver a new Offered Senior Debt Security of the same series for the remaining portion without charge. (Indenture, Section 406).

Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received. (Indenture, Section 404).

Purchase of the Offered Senior Debt Securities. NEE Capital or its affiliates, may at any time and from time to time, purchase all or some of the Offered Senior Debt Securities at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.

Consolidation, Merger, and Sale of Assets. Under the Indenture, NEE Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by that consolidation, or the entity into which NEE Capital is merged, or the entity that acquires or leases NEE Capital’s properties and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s obligations on all Senior Debt Securities and under the Indenture,

(2)

immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

(3)	NEE Capital delivers an officer’s certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

The Indenture does not restrict NEE Capital in a merger in which NEE Capital is the surviving entity.

Events of Default. Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

(1)	failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

(2)	failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

(3)

failure to perform, or breach of, any other covenant or warranty in the Indenture, other than a covenant or warranty that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) NEE Capital receives written notice of such failure to comply from the Indenture Trustee or (ii) NEE Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital, or

(5)	any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

In the case of an event of default listed in item (3) above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

Remedies. If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. (Indenture, Section 802). However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a Senior Debt Security is defined as a “Discount Security” in the Indenture.

If an event of default is applicable to all outstanding Senior Debt Securities, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	NEE Capital pays or deposits with the Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest on all Senior Debt Securities of that series,

(b)	the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts then due to the Indenture Trustee under the Indenture, and

(2)	any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners of the Senior Debt Securities, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Indenture Trustee’s sole discretion, be adequate, and the Indenture Trustee may take any other action that it deems proper and not inconsistent with such direction. (Indenture, Section 812).

A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:

(1)	that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

(2)

the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Indenture Trustee against related costs, expenses and liabilities,

(3)	the Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)

no direction inconsistent with that request was given to the Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class. (Indenture, Section 807).

NEE Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of Senior Debt Securities, NEE Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

(1)

to provide for the assumption by any permitted successor to NEE Capital of NEE Capital’s obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital’s properties and assets substantially as an entirety,

(2)	to add covenants of NEE Capital or to surrender any right or power conferred upon NEE Capital by the Indenture,

(3)	to add any additional events of default,

(4)

to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)	when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

(b)	when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

(5)	to provide collateral security for all but not a part of the Senior Debt Securities,

(6)	to create the form or terms of Senior Debt Securities of any other series or tranche,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)

to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

(b)	all, or any series or tranche of, Senior Debt Securities may be surrendered for registration, transfer, or exchange, and

(c)	notices and demands to or upon NEE Capital in respect of Senior Debt Securities and the Indenture may be served, or

(11)

to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by NEE Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

(1)	change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

(2)

reduce any Senior Debt Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

(3)	reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

(4)	change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

(5)

impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

(6)

reduce the percentage in principal amount of the outstanding Senior Debt Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

(7)	reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

(8)

modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by NEE Capital or any other obligor upon the Senior Debt Securities or any affiliate of NEE Capital or of that other obligor (unless NEE Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

If NEE Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, NEE Capital may, at its option, fix in advance a record date for determining the registered owners of Senior Debt

Securities entitled to take that action, but NEE Capital will not be obligated to do so. If NEE Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or NEE Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to NEE Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and NEE Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to a trustee under the Indenture appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

(1)	no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

(2)

NEE Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

Notices. Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

Title. NEE Capital, the Indenture Trustee, and any agent of NEE Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

Governing Law. The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

DESCRIPTION OF NEE GUARANTEE OF

NEE CAPITAL SENIOR DEBT SECURITIES

General. This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between NEE, as guarantor, and The Bank of New York Mellon, as guarantee trustee, referred to in this prospectus as the “Guarantee Trustee.” The Guarantee Agreement, referred to in this prospectus as the “Guarantee Agreement,” was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

Under the Guarantee Agreement, NEE absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration, redemption or stated maturity), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the “Guarantee.” NEE is only required to make these payments if NEE Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, NEE has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against NEE Capital prior to bringing suit against NEE. (Guarantee Agreement, Section 5.06).

The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against NEE to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving NEE.

Security and Ranking. The Guarantee is an unsecured obligation of NEE and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of NEE. There is no limit on the amount of other indebtedness, including guarantees, that NEE may incur or issue.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Guarantee. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur.

Events of Default. An event of default under the Guarantee Agreement will occur upon the failure of NEE to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01).

The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

(1)	direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

(2)	direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join NEE in any lawsuit commenced by that person or entity against NEE Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against NEE in that lawsuit, or in any independent lawsuit against NEE, without first asserting, prosecuting or exhausting any remedy or claim against NEE Capital. (Guarantee Agreement, Section 5.06).

NEE is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

Modification. NEE and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

Termination of the Guarantee Agreement. The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

Governing Law. The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

DESCRIPTION OF NEE CAPITAL SUBORDINATED DEBT SECURITIES

AND NEE SUBORDINATED GUARANTEE

NEE Capital may issue its subordinated debt securities (other than the NEE Capital Junior Subordinated Debentures (as defined above under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee”)), in one or more series, under one or more indentures between NEE Capital and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities, including NEE’s guarantee of NEE Capital’s payment obligations under such subordinated debt securities, and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL

JUNIOR SUBORDINATED DEBENTURES AND

NEE JUNIOR SUBORDINATED GUARANTEE

General. NEE Capital may issue its junior subordinated debentures in one or more series, under an Indenture, dated as of September 1, 2006, among NEE Capital, NEE and The Bank of New York Mellon, as trustee, or another subordinated indenture among NEE Capital, NEE and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which NEE Capital Junior Subordinated Debentures may be issued, as they may be amended and supplemented from time to time, are referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture.” The Bank of New York Mellon, as trustee under the NEE Capital Junior Subordinated Indenture, is referred to in this prospectus as the “Junior Subordinated Indenture Trustee.” The junior subordinated debentures of NEE Capital offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the “NEE Capital Junior Subordinated Debentures.”

The NEE Capital Junior Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The NEE Capital Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the NEE Capital Junior Subordinated Indenture are collectively referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture Securities.”

This section briefly summarizes some of the terms of the NEE Capital Junior Subordinated Debentures, NEE’s junior subordinated guarantee of the NEE Capital Junior Subordinated Debentures (the “Junior Subordinated Guarantee”), and some of the provisions of the NEE Capital Junior Subordinated Indenture. This summary does not contain a complete description of the NEE Capital Junior Subordinated Debentures, the Junior Subordinated Guarantee or the NEE Capital Junior Subordinated Indenture. You should read this summary together with the NEE Capital Junior Subordinated Indenture and the officer’s certificates or other documents creating the NEE Capital Junior Subordinated Debentures and the Junior Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The NEE Capital Junior Subordinated Indenture which includes the Junior Subordinated Guarantee, the form of officer’s certificate that may be used to create a series of NEE Capital Junior Subordinated Debentures and a form of the NEE Capital Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, each NEE Capital Junior Subordinated Indenture is or will be qualified under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All NEE Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional NEE Capital Junior Subordinated Debentures of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued NEE Capital Junior Subordinated Debentures of a particular series, create and issue additional NEE Capital Junior Subordinated Debentures of such series. Such additional NEE Capital Junior Subordinated Debentures will have the same terms as the previously-issued NEE Capital Junior Subordinated Debentures of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional NEE Capital Junior Subordinated Debentures will be consolidated and form a single series with the previously-issued NEE Capital Junior Subordinated Debentures of such series.

The NEE Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of NEE Capital which rank junior to all of NEE Capital’s Senior Indebtedness. The term “Senior Indebtedness” with respect to NEE Capital will be defined in the related prospectus supplement. All NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture will rank equally and ratably with all other NEE Capital Junior Subordinated Debentures issued under that NEE Capital Junior Subordinated Indenture, except to the extent that NEE Capital elects to provide security with respect to any series of NEE Capital Junior Subordinated Debentures without providing that security to all outstanding NEE Capital Junior Subordinated Debentures in accordance with the respective NEE Capital Junior Subordinated Indenture. NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture may rank senior to, pari passu with, or junior to, NEE Capital Junior Subordinated Debentures issued by NEE Capital under another NEE Capital Junior Subordinated Indenture. The NEE Capital Junior Subordinated Debentures will be absolutely, unconditionally and irrevocably guaranteed by NEE as to payment of principal, and any interest and premium, pursuant to the Junior Subordinated Guarantee included in the NEE Capital Junior Subordinated Indenture for such NEE Capital Junior Subordinated Debentures, which Junior Subordinated Guarantee ranks junior to all of NEE’s Senior Indebtedness, and may rank senior to, pari passu with, or junior to, NEE’s obligations under a separate junior subordinated guarantee. See “—Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures” below.

Each series of NEE Capital Junior Subordinated Debentures that may be issued under each NEE Capital Junior Subordinated Indenture may have different terms. NEE Capital will include some or all of the following information about a specific series of NEE Capital Junior Subordinated Debentures in a prospectus supplement relating to that specific series of NEE Capital Junior Subordinated Debentures:

(1)	the title of those NEE Capital Junior Subordinated Debentures,

(2)	any limit upon the aggregate principal amount of those NEE Capital Junior Subordinated Debentures,

(3)	the date(s) on which the principal of those NEE Capital Junior Subordinated Debentures will be paid,

(4)

the rate(s) of interest on those NEE Capital Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)

the person to whom interest will be paid on those NEE Capital Junior Subordinated Debentures on any interest payment date, if other than the person in whose name those NEE Capital Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

(6)

the place(s) at which or methods by which payments will be made on those NEE Capital Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those NEE Capital Junior Subordinated Debentures may transfer or exchange those NEE Capital Junior Subordinated Debentures and serve notices and demands to or upon NEE Capital,

(7)	the security registrar and any paying agent or agents for those NEE Capital Junior Subordinated Debentures,

(8)

any date(s) on which, the price(s) at which and the terms and conditions upon which those NEE Capital Junior Subordinated Debentures may be redeemed at the option of NEE Capital, in whole or in part, and any restrictions on those redemptions,

(9)

any sinking fund or other provisions, including any options held by the registered owners of those NEE Capital Junior Subordinated Debentures, that would obligate NEE Capital to repurchase, redeem or repay those NEE Capital Junior Subordinated Debentures,

(10)	the denominations in which those NEE Capital Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

(11)	the currency or currencies in which the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

(12)

if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures in a currency other than that in which those NEE Capital Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

(13)

if the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)

if the amount payable in respect of principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the NEE Capital Junior Subordinated Indenture, the manner in which those amounts will be determined,

(15)

the portion of the principal amount of those NEE Capital Junior Subordinated Debentures that will be paid upon declaration of acceleration of the maturity of those NEE Capital Junior Subordinated Debentures, if other than the entire principal amount of those NEE Capital Junior Subordinated Debentures,

(16)

events of default, if any, with respect to those NEE Capital Junior Subordinated Debentures and covenants of NEE Capital, if any, for the benefit of the registered owners of those NEE Capital Junior Subordinated Debentures, other than those specified in the NEE Capital Junior Subordinated Indenture, or any exceptions to those specified in the NEE Capital Junior Subordinated Indenture,

(17)	the terms, if any, pursuant to which those NEE Capital Junior Subordinated Debentures may be converted into or exchanged for shares of capital stock or other securities of any other entity,

(18)

a definition of “Eligible Obligations” under the NEE Capital Junior Subordinated Indenture with respect to those NEE Capital Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

(19)	any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those NEE Capital Junior Subordinated Debentures after their satisfaction and discharge,

(20)	if those NEE Capital Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures in global form,

(21)

if those NEE Capital Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures as bearer securities,

(22)

any limits on the rights of the registered owners of those NEE Capital Junior Subordinated Debentures to transfer or exchange those NEE Capital Junior Subordinated Debentures or to register their transfer, and any related service charges,

(23)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those NEE Capital Junior Subordinated Debentures,

(24)

any collateral security, assurance, or guarantee for those NEE Capital Junior Subordinated Debentures, including any security, assurance of guarantee in addition to, or any exceptions to, the Junior Subordinated Guarantee,

(25)	any variation in the definition of pari passu securities, if applicable, and

(26)

any other terms of those NEE Capital Junior Subordinated Debentures that are not inconsistent with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 301).

NEE Capital may sell NEE Capital Junior Subordinated Debentures at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to NEE Capital Junior Subordinated Debentures sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any NEE Capital Junior Subordinated Debentures that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

Except as otherwise stated in the related prospectus supplement, the covenants in the NEE Capital Junior Subordinated Indenture would not give registered owners of NEE Capital Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

Subordination. The NEE Capital Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of NEE Capital. (NEE Capital Junior Subordinated Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the NEE Capital Junior Subordinated Debentures may be made by NEE Capital, until all holders of Senior Indebtedness of NEE Capital have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of NEE Capital,

(2)	any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)

any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1502).

Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1502).

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the NEE Capital Junior Subordinated Indenture Securities or to make any funds available for such payment. Therefore, NEE Capital Junior Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE Capital Junior Subordinated Indenture Securities. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of NEE Capital.

Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures. Pursuant to the Junior Subordinated Guarantee, NEE will absolutely, irrevocably and unconditionally guarantee the payment of principal of and any interest and premium, if any, on the NEE Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such NEE Capital Junior Subordinated Debentures and the NEE Capital Junior Subordinated Indenture. The Junior Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the NEE Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Article Fourteen).

The Junior Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of NEE. (NEE Capital Junior Subordinated Indenture, Section 1402). The term “Senior Indebtedness” with respect to NEE will be defined in the related prospectus supplement. No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the NEE

Capital Junior Subordinated Debentures may be made by NEE under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of NEE,

(2)	any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)

any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1403).

Upon any distribution of assets of NEE to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1403).

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Junior Subordinated Guarantee or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.

Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each NEE Capital Junior Subordinated Debenture to the person in whose name that NEE Capital Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the NEE Capital Junior Subordinated Debentures mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any NEE Capital Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that NEE Capital Junior Subordinated Debenture:

(1)

as of the close of business on a date that the Junior Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital, or NEE, as the case may be, proposes to pay the defaulted interest, or

(2)

in any other lawful manner that does not violate the requirements of any securities exchange on which that NEE Capital Junior Subordinated Debenture is listed and that the Junior Subordinated Indenture Trustee believes is practicable. (NEE Capital Junior Subordinated Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the NEE Capital Junior Subordinated Debentures at maturity will be payable when such NEE Capital Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital and NEE may change the place of payment on the NEE Capital Junior Subordinated Debentures, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (NEE Capital Junior Subordinated Indenture, Section 602).

Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, NEE Capital Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New

York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the NEE Capital Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the NEE Capital Junior Subordinated Debentures. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the NEE Capital Junior Subordinated Debentures.

NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture selected for redemption. Also, NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture during a period of 15 days before notice is to be given identifying the NEE Capital Junior Subordinated Debentures selected to be redeemed. (NEE Capital Junior Subordinated Indenture, Section 305).

Defeasance. NEE Capital and NEE may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any NEE Capital Junior Subordinated Indenture Securities. To do so, NEE Capital or NEE must irrevocably deposit with the Junior Subordinated Indenture Trustee or any paying agent, in trust:

(1)

money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of NEE Capital Junior Subordinated Indenture Securities,

(a)

direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)

certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Junior Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

(3)

a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity. (NEE Capital Junior Subordinated Indenture, Section 701).

Option to Defer Interest Payments. If so specified in the related prospectus supplement, NEE Capital will have the option to defer the payment of interest from time to time on the NEE Capital Junior Subordinated Debentures for one or more periods. Interest would, however, continue to accrue on the NEE Capital Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period neither NEE nor NEE Capital may:

(1)	declare or pay any dividend or distribution on its capital stock,

(2)	redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock,

(3)

pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the NEE Capital Junior Subordinated Debentures, or with the Junior Subordinated Guarantee, or

(4)

make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the NEE Capital Junior Subordinated Debentures or the Junior Subordinated Guarantee,

other than

(a)

purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock,

(b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock,

(c)

the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts,

(d)

dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts,

(e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future,

(f)

payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by NEE concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full,

(g)

payments under any guarantee of junior subordinated debentures executed and delivered by NEE (including the Junior Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full,

(h)	dividends or distributions by NEE Capital on its capital stock to the extent owned by NEE, or

(i)	redemptions, purchases, acquisitions or liquidation payments by NEE Capital with respect to its capital stock to the extent owned by NEE. (NEE Capital Junior Subordinated Indenture, Section 608).

NEE and NEE Capital have reserved the right to amend the NEE Capital Junior Subordinated Indenture, dated as of September 1, 2006, without the consent or action of the holders of any NEE Capital Junior Subordinated Indenture Securities issued after October 1, 2006, including the NEE Capital Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, NEE Capital may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, NEE Capital may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the NEE Capital Junior Subordinated Debentures.

Redemption. The redemption terms of the NEE Capital Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to NEE Capital Junior Subordinated Debentures redeemable at the option of the holder, NEE Capital Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. NEE Capital has reserved the right to amend the NEE Capital Junior Subordinated Indenture without any consent, vote or other action of the holders of any junior subordinated debentures issued under the NEE Capital Junior Subordinated Indenture after December 1, 2021, including the NEE Capital Junior Subordinated Debentures, to provide that notice of any redemption shall be given in the manner provided in the NEE Capital Junior Subordinated Indenture to the holders of the junior subordinated debentures to be redeemed not less than 10 nor more than 60 days prior to the redemption date. If less than all of the NEE Capital Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Junior Subordinated Indenture Trustee will select the NEE Capital Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Junior Subordinated Indenture Trustee will choose such method of selection as it deems fair and appropriate. (NEE Capital Junior Subordinated Indenture, Sections 403 and 404).

NEE Capital Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the NEE Capital Junior Subordinated Debentures are surrendered for redemption. (NEE Capital Junior Subordinated Indenture, Section 405). Except as stated in the related prospectus supplement, on the redemption date NEE Capital will pay interest on the NEE Capital Junior Subordinated Debentures being redeemed to the person to whom it pays the redemption price. If only part of a NEE Capital Junior Subordinated Debenture is redeemed, the Junior Subordinated Indenture Trustee will deliver a new NEE Capital Junior Subordinated Debenture of the same series for the remaining portion without charge. (NEE Capital Junior Subordinated Indenture, Section 406).

Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received. (Indenture, Section 404).

Purchase of the NEE Capital Junior Subordinated Debentures. NEE or its affiliates, including NEE Capital, may at any time and from time to time, purchase all or some of the NEE Capital Junior Subordinated Debentures at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.

Consolidation, Merger, and Sale of Assets. Under the NEE Capital Junior Subordinated Indenture, neither NEE Capital nor NEE may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by that consolidation, or the entity into which NEE Capital or NEE, as the case may be, is merged, or the entity that acquires or leases the properties and assets of NEE Capital or NEE, as the case may be, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s or NEE’s, as the case may be, obligations on all NEE Capital Junior Subordinated Indenture Securities and under the NEE Capital Junior Subordinated Indenture,

(2)

immediately after giving effect to the transaction, no event of default under the NEE Capital Junior Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(3)

NEE Capital or NEE, as the case may be, delivers an officer’s certificate and an opinion of counsel to the Junior Subordinated Indenture Trustee, as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 1101).

The NEE Capital Junior Subordinated Indenture does not prevent or restrict:

(a)	any consolidation or merger after the consummation of which NEE Capital or NEE, as the case may be, would be the surviving or resulting entity,

(b)

any consolidation of NEE Capital with NEE or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by NEE, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof,

(c)	any conveyance or other transfer, or lease, of any part of the properties or assets of NEE Capital or NEE which does not constitute the entirety, or substantially the entirety, thereof,

(d)

the approval by NEE Capital or NEE of or the consent by NEE Capital or NEE to any consolidation or merger to which any direct or indirect subsidiary or affiliate of NEE Capital or NEE, as the case requires, may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets, or

(e)	any other transaction not contemplated by (1), (2) or (3) in the preceding paragraph. (NEE Capital Junior Subordinated Indenture, Section 1103).

Events of Default. Each of the following is an event of default under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Indenture Securities of any series:

(1)

failure to pay interest on the NEE Capital Junior Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

(2)	failure to pay principal or premium, if any, on the NEE Capital Junior Subordinated Indenture Securities of that series when it is due,

(3)

failure to perform, or breach of, any other covenant or warranty in the NEE Capital Junior Subordinated Indenture, other than a covenant or warranty that does not relate to that series of NEE Capital Junior Subordinated Indenture Securities, that continues for 90 days after (i) NEE Capital and NEE receive written notice of such failure to comply from the Junior Subordinated Indenture Trustee or (ii) NEE Capital, NEE and the Junior Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the NEE Capital Junior Subordinated Indenture Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE,

(5)	with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE, or

(6)	any other event of default specified with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. (NEE Capital Junior Subordinated Indenture, Section 801).

In the case of an event of default listed in item (3) above, the Junior Subordinated Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of NEE Capital Junior Subordinated Debentures of that series, together with the Junior Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital or NEE has initiated and is diligently pursuing corrective action in good faith. (NEE Capital Junior Subordinated Indenture, Section 801). An event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to NEE Capital Junior Subordinated Indenture Securities of any other series issued under the NEE Capital Junior Subordinated Indenture.

Remedies. If an event of default applicable to the NEE Capital Junior Subordinated Indenture Securities of one or more series, but not applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, exists, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the NEE Capital Junior Subordinated Indenture Securities of that series to be due and payable immediately. (NEE Capital Junior Subordinated Indenture, Section 802). However, under the Indenture, some NEE Capital Junior Subordinated Indenture Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a NEE Capital Junior Subordinated Indenture Security is defined as a “Discount Security” in the Indenture.

A majority of the currently outstanding series of NEE Capital Junior Subordinated Indenture Securities contain an exception to the right to accelerate payment of the principal of and accrued but unpaid interest on NEE Capital Junior Subordinated Indenture Securities of those series for an event of default listed in item (3) under “Events of Default” above. With respect to such NEE Capital Junior Subordinated Indenture Securities, if an event of default listed in item (3) under “Events of Default” above exists, the registered owners of the NEE Capital Junior Subordinated Indenture Securities of such series will not be entitled to vote to make a declaration of acceleration (and these NEE Capital Junior Subordinated Indenture Securities will not be considered outstanding for the purpose of determining whether the required vote, described above, has been obtained), and the Junior Subordinated Indenture Trustee will not have a right to make such declaration with respect to these NEE Capital Junior Subordinated Indenture Securities. Unless otherwise provided in the related prospectus supplement, the terms of the NEE Capital Junior Subordinated Indenture Securities issued in the future will contain this exception.

If an event of default is applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding NEE Capital Junior Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of NEE Capital Junior Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	NEE Capital or NEE pays or deposits with the Junior Subordinated Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest, if any, on all NEE Capital Junior Subordinated Indenture Securities of that series then outstanding,

(b)	the principal of and any premium on any NEE Capital Junior Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts then due to the Junior Subordinated Indenture Trustee under the NEE Capital Junior Subordinated Indenture, and

(2)

if, after application of money paid or deposited as described in item (1) above, NEE Capital Junior Subordinated Indenture Securities of that series would remain outstanding, any other event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series has been cured or waived as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the NEE Capital Junior Subordinated Indenture, the Junior Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the NEE Capital Junior Subordinated Indenture at the request or direction of any of the registered owners of the NEE Capital Junior Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Junior Subordinated Indenture Trustee. (NEE Capital Junior Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of NEE Capital Junior Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or exercising any trust or power conferred on the Junior Subordinated Indenture Trustee, with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. However, if an event of default under the NEE Capital Junior Subordinated Indenture relates to more than one series of NEE Capital Junior Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of NEE Capital Junior Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the NEE Capital Junior Subordinated Indenture, and may not expose the Junior Subordinated Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Junior Subordinated Indenture Trustee’s sole discretion, be adequate, and the Junior Subordinated Indenture Trustee may take any other action that it deems proper and not inconsistent with such direction. (NEE Capital Junior Subordinated Indenture, Section 812).

A registered owner of a NEE Capital Junior Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that NEE Capital Junior Subordinated Indenture Security on or after the applicable due date specified in that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 808). No registered owner of NEE Capital Junior Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the NEE Capital Junior Subordinated Indenture, or any other remedy under the NEE Capital Junior Subordinated Indenture, unless:

(1)

that registered owner has previously given to the Junior Subordinated Indenture Trustee written notice of a continuing event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series,

(2)

the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class, have made written request to the Junior Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Junior Subordinated Indenture Trustee against related costs, expenses and liabilities,

(3)	the Junior Subordinated Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)

no direction inconsistent with that request was given to the Junior Subordinated Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class. (NEE Capital Junior Subordinated Indenture, Section 807).

Each of NEE Capital and NEE is required to deliver to the Junior Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of NEE Capital Junior Subordinated Indenture Securities, NEE Capital, NEE and the Junior Subordinated Indenture Trustee may amend or supplement the NEE Capital Junior Subordinated Indenture for any of the following purposes:

(1)

to provide for the assumption by any permitted successor to NEE Capital or NEE of NEE Capital’s or NEE’s obligations under the NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital or NEE’s properties and assets substantially as an entirety,

(2)	to add covenants of NEE Capital or NEE or to surrender any right or power conferred upon NEE Capital or NEE by the NEE Capital Junior Subordinated Indenture,

(3)	to add any additional events of default,

(4)

to change, eliminate or add any provision of the NEE Capital Junior Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)	when the required consent of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche has been obtained, or

(b)	when no NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche remain outstanding under the NEE Capital Junior Subordinated Indenture,

(5)	to provide collateral security for all but not a part of the NEE Capital Junior Subordinated Indenture Securities,

(6)	to create the form or terms of NEE Capital Junior Subordinated Indenture Securities of any other series or tranche or any Junior Subordinated Guarantees,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)

to accept the appointment of a successor Junior Subordinated Indenture Trustee or co-trustee with respect to the NEE Capital Junior Subordinated Indenture Securities of one or more series and to change any of the provisions of the NEE Capital Junior Subordinated Indenture as necessary to provide for the administration of the trusts under the NEE Capital Junior Subordinated Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the NEE Capital Junior Subordinated Indenture Securities,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities are payable,

(b)	all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities may be surrendered for registration, transfer or exchange, and

(c)	notices and demands to or upon NEE Capital or NEE in respect of NEE Capital Junior Subordinated Indenture Securities and the NEE Capital Junior Subordinated Indenture may be served, or

(11)

to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the NEE Capital Junior Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding may waive compliance by NEE Capital or NEE with certain restrictive provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series may waive any past default under the NEE Capital Junior Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the NEE Capital Junior Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that series affected. (NEE Capital Junior Subordinated Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the NEE Capital Junior Subordinated Indenture in a way that requires changes to the NEE Capital Junior Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the NEE Capital Junior Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital, NEE and the Junior Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (NEE Capital Junior Subordinated Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the NEE Capital Junior Subordinated Indenture. However, if less than all of the series of NEE Capital Junior Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of NEE Capital Junior Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

(1)

change the dates on which the principal of or interest (except as described above under “—Option to Defer Interest Payments”) on a NEE Capital Junior Subordinated Indenture Security is due without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(2)

reduce any NEE Capital Junior Subordinated Indenture Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(3)

reduce any premium payable upon the redemption of a NEE Capital Junior Subordinated Indenture Security without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(4)

change the currency (or other property) in which a NEE Capital Junior Subordinated Indenture Security is payable without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(5)

impair the right to sue to enforce payments on any NEE Capital Junior Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(6)	impair the right to receive payments under the Junior Subordinated Guarantee or to institute suit for enforcement of any such payment under the Junior Subordinated Guarantee,

(7)

reduce the percentage in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche,

(8)

reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche, or

(9)

modify certain of the provisions of the NEE Capital Junior Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the NEE Capital Junior Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the NEE Capital Junior Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of NEE Capital Junior Subordinated Indenture Securities, or that modifies the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the NEE Capital Junior Subordinated Indenture of the registered owners of the NEE Capital Junior Subordinated Indenture Securities of any other series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1202).

The NEE Capital Junior Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the NEE Capital Junior Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of NEE Capital Junior Subordinated Indenture Securities, NEE Capital Junior Subordinated Indenture Securities owned by NEE Capital, NEE or any other obligor upon the NEE Capital Junior Subordinated Indenture Securities or any affiliate of NEE Capital, NEE or of that other obligor (unless NEE Capital, NEE, that affiliate or that obligor owns all NEE Capital Junior Subordinated Indenture Securities outstanding under the NEE Capital Junior Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (NEE Capital Junior Subordinated Indenture, Section 101).

If NEE Capital or NEE solicits any action under the NEE Capital Junior Subordinated Indenture from registered owners of NEE Capital Junior Subordinated Indenture Securities, each of NEE Capital or NEE may, at its option, fix in advance a record date for determining the registered owners of NEE Capital Junior Subordinated Indenture Securities entitled to take that action, but neither NEE Capital nor NEE will be obligated to do so. If NEE Capital or NEE fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of NEE Capital Junior Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding NEE Capital Junior Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding NEE Capital Junior Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any NEE Capital Junior Subordinated Indenture Security under the NEE Capital Junior Subordinated Indenture will bind every future registered owner of that NEE Capital Junior Subordinated Indenture Security, or any NEE Capital Junior

Subordinated Indenture Security replacing that NEE Capital Junior Subordinated Indenture Security, with respect to anything that the Junior Subordinated Indenture Trustee, NEE Capital or NEE do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 104).

Resignation and Removal of Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee may resign at any time with respect to any series of NEE Capital Junior Subordinated Indenture Securities by giving written notice of its resignation to NEE Capital and NEE. Also, the registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of one or more series of NEE Capital Junior Subordinated Indenture Securities may remove the Junior Subordinated Indenture Trustee at any time with respect to the NEE Capital Junior Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Junior Subordinated Indenture Trustee, NEE Capital and NEE. The resignation or removal of the Junior Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to a trustee under the NEE Capital Junior Subordinated Indenture appointed by the registered owners of NEE Capital Junior Subordinated Indenture Securities, the Junior Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the NEE Capital Junior Subordinated Indenture if:

(1)

no event of default under the NEE Capital Junior Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(2)

NEE Capital and NEE have delivered to the Junior Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 910).

Notices. Notices to registered owners of NEE Capital Junior Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those NEE Capital Junior Subordinated Indenture Securities. (NEE Capital Junior Subordinated Indenture, Section 106).

Title. NEE Capital, NEE, the Junior Subordinated Indenture Trustee, and any agent of NEE Capital, NEE or the Junior Subordinated Indenture Trustee, may treat the person in whose name a NEE Capital Junior Subordinated Indenture Security is registered as the absolute owner of that NEE Capital Junior Subordinated Indenture Security, whether or not that NEE Capital Junior Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (NEE Capital Junior Subordinated Indenture, Section 308).

Governing Law. The NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (NEE Capital Junior Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

NEE and its subsidiaries, including NEE Capital, and various of their affiliates maintain various banking and trust relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under “Description of NEE Capital Senior Debt Securities” above, (ii) Guarantee Trustee under the Guarantee Agreement described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” above, (iii) purchase contract agent under a purchase contract agreement with respect to stock purchase units and (iv) Junior Subordinated Indenture Trustee, security registrar and paying agent under the NEE Capital Junior Subordinated Indenture described under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” above. In addition, The Bank of New York Mellon acts, or would act, as trustee under indentures for debt securities of NEE and FPL.

PLAN OF DISTRIBUTION

NEE and NEE Capital may sell the securities offered pursuant to this prospectus (“Offered Securities”):

(1)	through underwriters or dealers,

(2)	through agents, or

(3)	directly to one or more purchasers.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Through Underwriters or Dealers. If NEE and/or NEE Capital uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If NEE and/or NEE Capital uses a dealer in the sale, NEE and/or NEE Capital will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. NEE and/or NEE Capital may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly. NEE and/or NEE Capital may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to NEE and/or NEE Capital from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

NEE and/or NEE Capital may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from NEE and/or NEE Capital at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as agent for NEE and/or NEE Capital, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with NEE and/or NEE Capital, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

NEE and/or NEE Capital may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by NEE and/or NEE Capital or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from NEE and/or NEE Capital in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

NEE and/or NEE Capital may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from NextEra Energy, Inc.’s Annual Report on Form 10-K, and the effectiveness of NextEra Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

Morgan, Lewis & Bockius LLP, New York, New York and Squire Patton Boggs (US) LLP, co-counsel to NEE and NEE Capital, will pass upon the legality of the Offered Securities for NEE and NEE Capital. Hunton Andrews Kurth LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriters, dealers or agents. Morgan, Lewis & Bockius LLP and Hunton Andrews Kurth LLP may rely as to all matters of Florida law upon the opinion of Squire Patton Boggs (US) LLP. Squire Patton Boggs (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP. From time to time, Hunton Andrews Kurth LLP acts as counsel to affiliates of NEE and NEE Capital for some matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from NEE or NEE Capital specifying the final terms of a particular offering of securities. Neither NEE nor NEE Capital has authorized anyone else to provide you with additional or different information. Neither NEE nor NEE Capital is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

NextEra Energy Capital Holdings, Inc.

C$

C$    % Debentures, Series due     , 2030

C$    % Debentures, Series due     , 2035

The Debentures will be Absolutely, Irrevocably and

Unconditionally Guaranteed by

NextEra Energy, Inc.

PROSPECTUS SUPPLEMENT

June   , 2025

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